APPENDIX B
                              EXAMINER'S REPORT

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE


In re:                                      )        Chapter 11
                                            )
POLAROID CORPORATION, et. al.,              )        Case No. 01-10864 (PJW)
                                            )        (Jointly Administered)
                           Debtors.         )









                  REPORT OF PERRY M. MANDARINO, CPA, EXAMINER


                                                           TABLE OF CONTENTS
                                                           -----------------


Table of Authorities....................................................................................(II) - (III)

Index of Tables.................................................................................................(IV)

Index of Exhibits......................................................................................(IV) - (XIII)

I.       Background...............................................................................................2

         A.       Relevant Historical Facts.......................................................................2
         B.       The Chapter 11 Cases............................................................................3
         C.       The Requests....................................................................................4
         D.       The Examiner Order and the Investigation........................................................5

II.      Summary of Conclusions...................................................................................8

         A.       The Allegations Set Forth in the Requests.......................................................8
         B.       The Sale Process...............................................................................13

III.     The Investigation.......................................................................................17

         A.       Sources of Information.........................................................................17
         B.       Nature and Extent of the Findings and Conclusions Contained in this Report.....................20

IV.      Investigation and Discussion of Issues Raised in the Requests...........................................21

         A.       Deferred Taxes.................................................................................21
         B.       Restructuring Reserves.........................................................................36
         C.       Debt Reclassification..........................................................................42
         D.       Gain on Sale of Real Estate....................................................................62
         E.       Gross Margin Decline...........................................................................64
         F.       Failure to Submit Required SEC Reports.........................................................66
         G.       Reported Book vs. Market Value of Debtors' Assets..............................................71
         H.       Inconsistency With Regard To Reported Amounts..................................................73
         I.       Issues Concerning Certain Contingent and Intangible Assets.....................................75
         J.       Accounting for Treasury Stock..................................................................77
         K.       No Need for Chapter 11 Based on Projected 2001 Cash Flow.......................................81
         L.       Other Allegations Contained in the Requests....................................................85
         M.       Certain Other Issues Identified by the Examiner................................................87

V.       Conclusion..............................................................................................91


Tables...................................................................................................(i) - (xiv)


                                                         TABLE OF AUTHORITIES
                                                                                                            Page(s)
                                                                                                            -------
                                                                 CASES
                                                                 -----
In re Barman,
-------------
         252 B.R. 403 (Bankr. E.D. Mich. 2000).................................................................71

In re Johns-Manville Corp.,
---------------------------
         36 B.R. 727 (Bankr. S.D.N.Y. 1984)....................................................................59

In re Leap Wireless Int'l, Inc.,
--------------------------------
         295 B.R. 135 (Bankr. S.D. Cal. 2003)..................................................................71

In re Penn Central Sec. Litig.,
-------------------------------
         494 F.2d 528 (3d Cir. 1974)...........................................................................69

In re SGL Carbon Corp.,
-----------------------
         200 F.3d 154 (3d Cir. 1999........................................................................59, 60

In re Sumerell,
---------------
         194 B.R. 818 (Bankr. E.D. Tenn. 1996) ................................................................71

Phillips v. TPC Communications, Inc.,
-------------------------------------
         532 F. Supp. 696 (W.D. Pa. 1982)......................................................................69



                                                 STATUTES, RULES AND OTHER AUTHORITIES
                                                 -------------------------------------

7 Collier on Bankruptcy (15th ed. rev. 2003)...................................................................58

11 U.S.C.ss.101 et seq.....................................................................................passim

11 U.S.C.ss.1129 (a)...........................................................................................58

15 U.S.C.ss.78a et seq. (the "Securities Exchange Act of 1934")............................................passim

15 U.S.C.ss.78m(a) (the "Securities Exchange Act of 1934").....................................................66

15 U.S.C.ss.78o(d) (the "Securities Exchange Act of 1934").....................................................67

26 U.S.C.ss.83 (2000)..........................................................................................78

Accounting Research Bulletin 43, Chapter 1 B...................................................................78

Emerging Issues Tax Force ("EITF") No. 94-3................................................................37, 38

EITF 86-30.....................................................................................................56

Fed. R. Bankr. P. 1007.........................................................................................71

Fed. R. Bankr. P. 2004.....................................................................................passim

Fed. R. Bankr. P. 2015.................................................................................68, 69, 70

SEC, Division of Corporation Finance (CF), Staff Legal Bulletin No. 2,
April 15, 1997.............................................................................................67, 68

SEC, Staff Accounting Bulletin, SEC Staff Views............................................................passim

SEC, Staff Accounting Bulletin, SEC Staff Views

No. 100, Topic 5P1, Question...............................................................................37, 40

Statements of Financial Accounting Standards ("SFAS") No. 6............................................55, 60, 61

SFAS No. 78................................................................................................56, 58

SFAS No. 109.......................................................................................23, 25, 26, 32

SFAS No. 144..............................................................................................Table 1


                                                            INDEX OF TABLES

Table 1.............................................................................................................i

Table 2..........................................................................................................ii

Table 3..........................................................................................................iii

Table 4.........................................................................................................iv

Table 5..........................................................................................................v

Table 6.........................................................................................................vi

Table 7.........................................................................................................vii

Table 8........................................................................................................viii

Table 9.........................................................................................................ix

Table 10.........................................................................................................x

Table 11........................................................................................................xi

Table 12.......................................................................................................xii

Table 13.......................................................................................................xiii

Table 14.......................................................................................................xiv


                                                              EXHIBITS TO
                                                     REPORT OF PERRY M. MANDARINO
                                            THE COURT APPOINTED EXAMINER OF POLAROID CORP.

                                                                 INDEX
                                                                 -----

-------------------- ----------------------------------------------------------------- ----------------------

    Exhibit No.                              Title of Exhibit                              Bates Ranges
-------------------- ----------------------------------------------------------------- ----------------------

         1           Order Directing Appointment of Examiner Pursuant to Sections
                     1104 and 1106 of the Bankruptcy Code
-------------------- ----------------------------------------------------------------- ----------------------

         2           Letter dated October 30, 2002 from Leonard Lockwood to Peter J.
                     Walsh, Chief Judge re: Polaroid Case 01-10864
-------------------- ----------------------------------------------------------------- ----------------------

         3           Letter dated November 17, 2002 from Leonard Lockwood to Peter
                     J. Walsh, USBC re: Polaroid Corporation, Case 01-10864
-------------------- ----------------------------------------------------------------- ----------------------

         4           Letter dated December 16, 2002 from Leonard Lockwood to Peter
                     J. Walsh, USBC re: Polaroid Corporation, Case 01-10864
-------------------- ----------------------------------------------------------------- ----------------------

         5           Letter dated November 10, 2002 from G. Maiorelli of Total
                     Financial Management to Peter J. Walsh, Chief Judge re:
                     Polaroid Case #01-10864
-------------------- ----------------------------------------------------------------- ----------------------

         6           Order Approving the Appointment of Perry M. Mandarino, CPA, as
                     Examiner
-------------------- ----------------------------------------------------------------- ----------------------

         7           Order Authorizing the Retention of Traxi LLC as Financial
                     Advisors to the Examiner Nunc Pro Tunc to February 24, 2003
-------------------- ----------------------------------------------------------------- ----------------------

         8           Order Authorizing the Retention of Proskauer Rose LLP as
                     Counsel for the Examiner Nunc Pro Tunc to February 24, 2003
-------------------- ----------------------------------------------------------------- ----------------------

         9           Order Under Section 327(a) of the Bankruptcy Code Authorizing
                     the Employment and Retention of Pachulski, Stang, Ziehl, Young,
                     Jones & Weintraub P.C. as Counsel for Perry M. Mandarino, as
                     Duly Appointed and Acting Examiner
-------------------- ----------------------------------------------------------------- ----------------------

        10           Order Regarding Access by Third Parties to Material Obtained by
                     the Examiner
-------------------- ----------------------------------------------------------------- ----------------------

        11           Index of Documents Reviewed by the Examiner
-------------------- ----------------------------------------------------------------- ----------------------

        12           Overview of Sale Process
-------------------- ----------------------------------------------------------------- ----------------------

        13           Minutes - Finance Committee of the Board of Directors -           NP 09059 - NP 09062
                     Polaroid Corporation - June 26, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        14           Minutes - Finance Committee of the Board of Directors -           NP 09063 - NP 09067
                     Polaroid Corporation - September 18, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        15           Minutes - Board of Directors - Polaroid Corporation - June 27,    NP 09112 - NP 09119
                     2000
-------------------- ----------------------------------------------------------------- ----------------------

        16           Minutes - Board of Directors - Polaroid Corporation - September   NP 09120 - NP 09129
                     19, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        17           Contact Log Summary - Polaroid Sale Process                       DrKW-SUPP 222 -
                                                                                       DrKW-SUPP 227
-------------------- ----------------------------------------------------------------- ----------------------

        18           Letter to Liberte Investors, Inc. from Houlihan Lokey Howard &    HLHZ 00379 - HLHZ
                     Zukin dated May 31, 2002                                          00411
-------------------- ----------------------------------------------------------------- ----------------------

        19           Description of Asset Divestiture Process                          PRD-EXAM-003404 -
                                                                                       PRD-EXAM-003414
-------------------- ----------------------------------------------------------------- ----------------------

        20           Transcript of Sale Hearing on June 28, 2002 at 9:02 a.m.
-------------------- ----------------------------------------------------------------- ----------------------

        21           Data Room Index
-------------------- ----------------------------------------------------------------- ----------------------

        22           Polaroid Holding Company Consolidated Balance Sheet:              NP 08113
                     Reconciliation of Oldco Closing to Newco Opening
-------------------- ----------------------------------------------------------------- ----------------------

        23           Cash Reconciliation: Oldco to Newco
-------------------- ----------------------------------------------------------------- ----------------------

        24           SFAS No. 109 Annual Computation of Deferred Tax Liabilities
                     and Assets
-------------------- ----------------------------------------------------------------- ----------------------

        25           Polaroid Corporation Deferred Tax Assets, December 31, 1999       KPMG 13621 - KPMG
                                                                                       13628 and KPMG 14591
-------------------- ----------------------------------------------------------------- ----------------------

        26           Memorandum for the Record - Valuation Allowances on Tax           KPMG 13557 - KPMG
                     Attributes as of December 31, 1999                                13564
-------------------- ----------------------------------------------------------------- ----------------------

        27           Email Memo re: Polaroid                                           KPMG 14588
-------------------- ----------------------------------------------------------------- ----------------------

        28           Polaroid Valuation Allowance                                      KPMG 14589 - KPMG
                                                                                       14590
-------------------- ----------------------------------------------------------------- ----------------------

        29           Polaroid Valuation Allowance Inquiry                              KPMG 14593 -
                                                                                       KPMG14594
-------------------- ----------------------------------------------------------------- ----------------------

        30           Email re: Polaroid                                                KPMG 14592
-------------------- ----------------------------------------------------------------- ----------------------

        31           Memorandum for the Record - Valuation Allowances on Tax           KPMG 14260 - KPMG
                     Attributes as of December 31, 2000                                14266
-------------------- ----------------------------------------------------------------- ----------------------

        32           Timely quarterly review of the interim financial Statements of    KPMG 13335 - KPMG
                     Polaroid Corporation as and for the three and six month periods   13337
                     ended July 1, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        33           Board Minutes, December 12, 2000                                  NP 09135 - NP 09140
-------------------- ----------------------------------------------------------------- ----------------------

        34           Board Minutes, January 23, 2001                                   NP 09002 - NP 09007
-------------------- ----------------------------------------------------------------- ----------------------

        35           EITF No. 94-3
-------------------- ----------------------------------------------------------------- ----------------------

        36           SFAS No. 146 "Accounting for Costs Associated with Exit or
                     Disposed Activities"
-------------------- ----------------------------------------------------------------- ----------------------

        37           Email Re:  Consolidated Net Income                                07937, 07938, & 07911
-------------------- ----------------------------------------------------------------- ----------------------

        38           SAB No. 100, Topic 5PI
-------------------- ----------------------------------------------------------------- ----------------------

        39           Polaroid 2000 Form 10-K
-------------------- ----------------------------------------------------------------- ----------------------

        40           Appraisal Summary:  Hilco Appraisal Services
-------------------- ----------------------------------------------------------------- ----------------------

        41           Appraisal Summary:  Great American Appraisal Valuation Service,
                     LLC
-------------------- ----------------------------------------------------------------- ----------------------

        42           Appraisal Summary:  Great American Appraisal Valuation Services
-------------------- ----------------------------------------------------------------- ----------------------

        43           Appraisal Summary:  Spaulding Style Colliers
-------------------- ----------------------------------------------------------------- ----------------------

        44           Appraisal Summary:  Cushman - Wakefield
-------------------- ----------------------------------------------------------------- ----------------------

        45           Appraisal Summary:  Consor
-------------------- ----------------------------------------------------------------- ----------------------

        46           Polaroid Corporation Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        47           Inner City, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        48           Polaroid Asia Pacific Limited Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        49           Polaroid Latin America Corporation Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        50           Polaroid Digital Solutions, Inc. Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        51           Polaroid Eyewear, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        52           Polaroid ID Systems, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        53           Polaroid Malaysia Limited Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        54           PRD Capital, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        55           PRD Investment, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        56           International Polaroid Corporation Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        57           MAG-Media Ltd. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        58           PMC, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        59           Polaroid Asia Pacific International, Inc. Schedules of Assets
                     and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        60           Polaroid Dry Imaging, LLC Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        61           Polaroid Eyewear Fareast, Inc. Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        62           Polaroid Memorial Drive LLC Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        63           SUB Debt Partners Corp. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        64           Polaroid Online Services, Inc. Schedules of Assets and
                     Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        65           Polaroid Partners, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        66           Polint, Inc. Schedules of Assets and Liabilities
-------------------- ----------------------------------------------------------------- ----------------------

        67           ARB 43, Chapter 1B "Treasury Stock"
-------------------- ----------------------------------------------------------------- ----------------------

        68           Meeting notes of telephone conference with Wasserstein 3/24/03    07600 - 07602
-------------------- ----------------------------------------------------------------- ----------------------

        69           KPMG Corporate Recovery Memorandum of March 30, 2001              07597 - 07599
-------------------- ----------------------------------------------------------------- ----------------------

        70           DKW Polaroid Engagement Letter dated March 21, 2001.              181 - 203
-------------------- ----------------------------------------------------------------- ----------------------

        71           Suggested Meeting Agenda, January 9, 2001                         MBL 000235
-------------------- ----------------------------------------------------------------- ----------------------

        72           Letter Requests for Financing Proposals, March 20, 2001           DrKW-SUPP 228
-------------------- ----------------------------------------------------------------- ----------------------

        73           Polaroid, Comparison of Refinancing Proposals Terms and           DrKW-SUPP 249
                     Conditions, March 2001
-------------------- ----------------------------------------------------------------- ----------------------

        74           Presentation to:  Polaroid Corporation, March 2001, CitiBank      NP 07117
-------------------- ----------------------------------------------------------------- ----------------------

        75           Polaroid, Financing Discussion, March 26, 2001                    NP 07171
-------------------- ----------------------------------------------------------------- ----------------------

        76           Refinancing Kick-off Session, April 2001                          5913
-------------------- ----------------------------------------------------------------- ----------------------

        77           Polaroid Corporation. Going Concern Assessment Memo December      KPMG 07584
                     31, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        78           Meeting Notes May 8, 2001 meeting re:  refinancing                KPMG 03912
-------------------- ----------------------------------------------------------------- ----------------------

        79           Polaroid Form 10-Q for the quarterly period ended April 1, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        80           Polaroid, Discussion Materials, May 16, 2001                      PRD-EXAM-004173
-------------------- ----------------------------------------------------------------- ----------------------

        81           Polaroid Form 10-Q for the quarterly period ended September 30,   KPMG 13294
                     2001 (does not appear to have been filed with the SEC)
-------------------- ----------------------------------------------------------------- ----------------------

        82           SFAS No. 78
-------------------- ----------------------------------------------------------------- ----------------------

        83           Finance Committee Minutes, Board of Directors, Polaroid           NP08982
                     Corporation, May 8, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        84           Polaroid, Materials Prepared for Discussion, February 16, 2000    5136
-------------------- ----------------------------------------------------------------- ----------------------

        85           Precedent Private Investments                                     DrKW-SUPP 260
-------------------- ----------------------------------------------------------------- ----------------------

        86           Polaroid, Capital Markets Update, October 4, 2000                 5177
-------------------- ----------------------------------------------------------------- ----------------------

        87           Minutes of the Finance Committee of the Board of Directors,       NP 09057
                     Polaroid Corporation, May 16, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        88           Minutes of the Finance Committee of the Board of Directors,       NP 09059
                     Polaroid Corporation, June 26, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        89           Minutes of the Finance Committee of the Board of Directors,       NP 09063
                     Polaroid Corporation, September 18, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        90           Minutes of the Finance Committee of the Board of Directors,       NP 09068
                     Polaroid Corporation, December 11, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        91           Minutes of the Board of Directors, Polaroid Corporation, June     NP 09112
                     27, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        92           Minutes of the Board of Directors, Polaroid Corporation,          NP 09120
                     September 19, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        93           Minutes of the Board of Directors, Polaroid Corporation,          NP 09130
                     November 17, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        94           Minutes of the Board of Directors, Polaroid Corporation,          NP 09135
                     December 12, 2000
-------------------- ----------------------------------------------------------------- ----------------------

        95           Minutes of the Board of Directors, Polaroid Corporation, July     NP 08969
                     9, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        96           Minutes of the Board of Directors, Polaroid Corporation,          NP 08949
                     October 1, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        97           Polaroid Model 7-1-2002                                           KZC-PRD-0014027
-------------------- ----------------------------------------------------------------- ----------------------

        98           Polaroid Organization Chart                                       NP 08111
-------------------- ----------------------------------------------------------------- ----------------------

        99           Dechert letter response to the Examiner's request for
                     information concerning management's equity ownership in New
                     Polaroid
-------------------- ----------------------------------------------------------------- ----------------------

        100          Excerpts from unaudited draft financial statements and notes thereto contained in Polaroid Holding Company draft Form 10 dated as of July 16, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        101          Polaroid Corporation Audit Committee Meeting - 4th Quarter        8116-8149
                     Earnings and Balance Sheet Review
-------------------- ----------------------------------------------------------------- ----------------------

        102          Polaroid Form 10-Q for the quarterly period ended July 1, 2001
-------------------- ----------------------------------------------------------------- ----------------------

        103          WW Consolidated Balance Sheets                                    NP09345
                     Third Quarter 2001
-------------------- ----------------------------------------------------------------- ----------------------

        104          Balance Sheet Bridge
                     October 12, 2001 to July 31, 2002
-------------------- ----------------------------------------------------------------- ----------------------

        105          Deposition of Charles F. Auster
                     New York, New York, July 16, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        106          Deposition of Gary DiCamillo
                     New York, New York, July 22, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        107          Deposition of William L. Flaherty
                     New York, New York, July 1, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        108          Deposition of Bradley C. Geer
                     New York, New York, June 27, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        109          Deposition of Neal David Goldman
                     New York, New York, June 24, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        110          Deposition of Stephen P. Kaufman
                     New York, New York, July 30, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        111          Deposition of Carl Lueders
                     New York, New York, June 30, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        112          Deposition of Henry S. Miller
                     New York, New York, June 26, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        113          Deposition of William B. Murphy
                     New York, New York, June 30, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        114          Deposition of Durc Savini
                     New York, New York, June 13, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        115          Deposition of Kenneth Tuchman
                     New York, New York, June 17, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        116          Deposition of David Wilson
                     New York, New York, June 18, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        117          Deposition of Alfred Woollacott, III
                     New York, New York, July 2, 2003
-------------------- ----------------------------------------------------------------- ----------------------

        118          July 1, 2001 - October 11, 2001 Reconciliation
-------------------- ----------------------------------------------------------------- ----------------------

        119          Polaroid 2002-2004 Financial Plan                                 PRD-EXAM-012638 to
                     May 2002                                                          PRD-EXAM-012657
-------------------- ----------------------------------------------------------------- ----------------------

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                                         )        Chapter 11
                                               )
POLAROID CORPORATION, et. al.,                 )        Case No. 01-10864 (PJW)
                                               )        (Jointly Administered)
                           Debtors.            )



                  REPORT OF PERRY M. MANDARINO, CPA, EXAMINER
                  -------------------------------------------


         Perry M. Mandarino, CPA, the examiner (the "Examiner") in the above-captioned Chapter 11 cases (the "Chapter 11 Cases") of Polaroid Corporation and the other debtors and debtors-in-possession herein (collectively, the "Debtors") appointed by the United States Trustee, as approved pursuant to the Order dated February 24, 2001 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), submits this Report pursuant to the Bankruptcy Court's Order dated February 10, 2003 (the "Examiner Order")(Exh. 1)[1] authorizing and directing the appointment of an examiner pursuant to Sections 1104(c), 1104(d) and 1106(b) of Title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq.(the "Bankruptcy Code"), and respectfully represents:


_______________________

[1] All exhibits referenced in this Report are contained in the Binder of Exhibits accompanying this Report, and are cited herein as follows:
      "Exh. _." The Bankruptcy Court's Order of August 22, 2003 authorized and directed the Examiner to file this Report, including all materials produced by KPMG, LLP referenced herein as exhibits and contained in the Binder of Exhibits, on the public docket of the Chapter 11 Cases.

I.       Background

         A.  Relevant Historical Facts [2]
             -------------------------

         Before the commencement of the Chapter 11 Cases on October 12, 2001 (the "Filing Date"), the Debtors and their non-debtor subsidiaries and affiliates (collectively, on a consolidated basis, "Polaroid" or the "Company") were the leading instant imaging company in the world and the only manufacturer of traditional silver-halide, or chemical-based, instant cameras and film in the United States. Polaroid's principal products were instant film, instant and digital cameras, digital peripherals and secure identification systems with software and system solutions. In addition, Polaroid designed, developed, manufactured and/or marketed hardware accessories for the instant imaging market, conventional 35mm cameras and film.

         As of the Filing Date, there were approximately 47,036,000 issued and outstanding shares of common stock of Polaroid Corporation.

         As of the Filing Date, Polaroid Corporation was a party to an Amended and Restated Credit Agreement dated as of December 11, 1998 (as amended, the "Credit Agreement") with the lenders signatory thereto (collectively, the "Lenders") and JP Morgan Chase Bank as agent (the "Agent"). The obligations under the Credit Agreement were guaranteed by certain subsidiaries of Polaroid Corporation, all of which are Debtors.



____________________

[2] This section summarizes facts set forth in the Debtors' proposed Disclosure Statement filed on March 21, 2003 (the "Disclosure Statement") with respect to the Second Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors (the "Plan"). The Disclosure Statement has not been approved by the Bankruptcy Court.

         As of the Filing Date, the Debtors owed approximately $333,000,000 in respect of revolving loans made and letters of credit issued under the Credit Agreement plus interest thereon and fees and expenses incurred in connection therewith. Under the Credit Agreement, Polaroid Corporation granted a security interest to the Lenders in substantially all of Polaroid Corporation's domestic personal property, accounts receivable, intellectual property and real estate. The Plan provides that the claims of the Lenders under the Credit Agreement will be deemed satisfied and paid in full.

         Under that certain Indenture dated January 9, 1997, Polaroid Corporation issued $150 million in principal amount of 6-3/4% Notes due January 15, 2002 (the "2002 Notes") and $150 million in principal amount of 7-1/4% Notes due January 15, 2007 (the "2007 Notes"). Under that certain First Supplemental Indenture dated as of February 17, 1999, Polaroid Corporation issued $275 million of 11-1/2% of Notes due February 15, 2006 (the "2006 Notes" and, together, with the 2002 Notes and the 2007 Notes, the "Notes").

         B.  The Chapter 11 Cases
             --------------------

         On the Filing Date, the Debtors filed their voluntary petitions for reorganization (the "Voluntary Petitions") under Chapter 11 of the Bankruptcy Code. Since the Filing Date, the Debtors have continued to administer their estates (collectively, the "Estates"), created pursuant to Bankruptcy Code
Section 541 upon the commencement of the Chapter 11 Cases, as debtors-in-possession pursuant to Bankruptcy Code Sections 1107(a) and 1108. On October 24, 2001, an Official Committee of Unsecured Creditors (the "Creditors' Committee") was appointed by the United States Trustee.

         As described in greater detail herein, the Debtors sold substantially all of their assets through several transactions during the Chapter 11 Cases. The main transaction was the sale of Polaroid's core business (the "Sale") to OEP Imaging Corporation ("OEP Imaging," the "Purchaser" or "New Polaroid"),[3] a majority-owned subsidiary of One Equity Partners, LLC ("OEP"). On July 3, 2002, following a solicitation process conducted by the Debtors and the respective financial advisors to the Debtors and the Creditors' Committee, and an auction held pursuant to the Bankruptcy Court's Order dated May 10, 2002, the Sale was approved by the Bankruptcy Court's Order dated July 3, 2002 (the "Sale Order"), pursuant to Bankruptcy Code Section 363 and other Bankruptcy Code sections.

         C. The Requests
            ------------

         Leonard Lockwood wrote three letters, dated October 30, 2002 (Exh. 2), November 17, 2002 (Exh. 3) and December 16, 2002 (Exh. 4), to the Bankruptcy Court (docket numbers 1564, 1642 and 1928), and George Maiorelli wrote a letter dated November 10, 2002 (Exh. 5) to the Bankruptcy Court (docket number 1598). In these letters, Messrs. Lockwood and Maiorelli requested, among other things, that the Bankruptcy Court enter an order pursuant to Bankruptcy Code Section 1104(c) directing the appointment of an examiner (the four letters from Messrs. Lockwood and Maiorelli to the Bankruptcy Court are hereafter referred to, collectively, as the "Requests"). The Requests alleged a wide array of accounting irregularities, mismanagement and wrongdoing by Polaroid's management, including alleged misrepresentations regarding the

__________________

[3] For a full description of the events during the Chapter 11 Cases, please refer to the Disclosure Statement.

value of the Company's assets to shareholders, investors and the Bankruptcy Court, all of which were purported to have resulted in an undervaluation of the Company's assets that led to improper bankruptcy filings by the Debtors, and culminated in an inappropriate liquidation of the Company's core business and other assets that was not in the best interest of the Debtors' Estates.

         D. The Examiner Order and the Investigation
            ----------------------------------------

         Based on the Requests, and upon the record of the hearing on January 16, 2003, including the respective objections submitted by the Debtors, the Creditors' Committee and the Lenders, among others, the Bankruptcy Court entered the Examiner Order. The Examiner Order, in relevant part, directed and authorized the Examiner to:

            o with respect to the period between one year before the filing of the Debtors' Chapter 11 petitions and one year after the date of such filings, investigate whether the accounting methods, accounting practices or accounting irregularities alleged in the Requests materially undervalued the assets of the Debtors and/or resulted in an inappropriate liquidation of the Debtors' assets (the "Investigation");[4]

            o meet and confer with the Debtors, the Creditors' Committee and other parties in interest, and their respective advisors and attorneys regarding the Investigation;

            o have reasonable access to the Debtors' facilities, offices, books and records, officers, management, employees, advisors, attorneys and accountants during regular business hours, in connection with the performance of the Investigation;

            o conduct any necessary examinations pursuant to Rule 2004 of the Federal Rule of Bankruptcy Procedure (the "Bankruptcy Rules");



____________________

[4] The Examiner Order expressly authorized the Examiner to take into consideration matters bearing on the Debtors' business and financial affairs which predate or postdate these time periods.

            o electronically file a report with the Bankruptcy Court which shall set forth the Examiner's findings, which report shall be available to all parties in interest through the Bankruptcy Court's CM/ECF system; and

            o report promptly to the United States Department of Justice (the "DOJ") any evidence of past or present criminal activity, and to the Securities and Exchange Commission (the "SEC") any evidence of past or present civil securities law violations.

         On February 13, 2003, the United States Trustee appointed the Examiner. This appointment was approved by the Bankruptcy Court's Order dated February 24, 2003. (Exh. 6.) On March 12, 2003, the Examiner filed with the Bankruptcy Court his motion seeking authorization to retain Traxi, LLC ("Traxi") as his financial advisors.[5] The Examiner also filed motions seeking authorization to retain Proskauer Rose LLP and Pachulski, Stang, Ziehl, Young, Jones and Weintraub as co-counsel to the Examiner. On April 15, 2003, the Bankruptcy Court approved the Examiner's retention of his professionals.
(Exhs. 7-9.)

         The Examiner conducted a comprehensive analysis of Polaroid's accounting practices, procedures and financial reports for the periods covered by the Examiner Order, including the review of approximately 300,000 pages of documents. An index of these documents is Exhibit 11 hereto. In addition, the Examiner examined thirteen individuals pursuant to Bankruptcy Rule 2004, engaged in informal meetings or discussions with the seventeen individuals noted in Section III.A below, and met and conferred with the Debtors, the Creditors' Committee, and other parties-in-interest that requested meetings with the Examiner (including attorneys and other professionals of certain parties).


_____________________

[5]    Mr. Mandarino is a member of Traxi, LLC.

         The Bankruptcy Court's Order dated April 15, 2003 (the "Access Order") (Exh. 10) approved procedures regarding access by the Examiner and third parties to documents obtained and depositions conducted (including pursuant to Bankruptcy Rule 2004) by the Examiner during the course of the Investigation. Pursuant to the Access Order, the Examiner propounded informal and formal discovery upon numerous parties, as set forth in Section III.A below. The Access Order established other discovery-related procedures that sought to balance the interests of all parties-in-interest with the Examiner's mandate to undertake the Investigation in the most expeditious, efficient and economical means possible.

         The Access Order was the product of the Examiner's consultation with many of the parties-in-interest that ultimately produced documents, appeared at examinations and provided other information, including the Office of the United States Trustee, the Debtors, OEP Imaging, the Creditors' Committee, the Agent, and certain shareholders and former employees of the Debtors.

         The key provisions of the Access Order provided for the following:

            o Copies of all produced documents were maintained by the Debtors and the Examiner. The Access Order established mechanisms for producing parties to assert Produced Materials (as defined in the Access Order) as privileged or confidential, for parties to seek access to Produced Material, for the Bankruptcy Court to resolve disputes, and for the Examiner to seek to make public any Produced Material asserted as privileged or confidential.

            o The Examiner was permitted to conduct Bankruptcy Rule 2004 examinations in the manner he believed was appropriate. Interested parties were permitted to, and did, attend the examinations, but were not permitted to ask questions (although parties were permitted to propose questions to the Examiner, he had no obligation to ask such questions).

            o The Access Order did not preclude individuals from conducting their own discovery. However, among other things, it placed restrictions upon each requesting party that received documents from the Examiner, on purchasing, selling or otherwise trading in the debt (including claims) or stock of the Debtors or New Polaroid, unless such conduct was authorized by other orders of the Bankruptcy Court.


II.      Summary of Conclusions
         ----------------------

         A.   The Allegations Set Forth in the Requests
              -----------------------------------------

         Based on the Investigation as conducted by the Examiner with the assistance of his professionals, the Examiner finds and concludes that the accounting methods, accounting practices or accounting irregularities alleged in the Requests, and those additional matters revealed by the Investigation, did not materially undervalue and/or result in an inappropriate liquidation of the Debtors' assets. Except as described herein, the Investigation did not uncover evidence indicating that the accounting treatment accorded to certain items in Polaroid's financial statements did not satisfy the requirements of United States generally accepted accounting principles applied on a consistent basis ("GAAP"). This Report is being furnished to the DOJ and the SEC pursuant to paragraph 6 of the Examiner Order.[6]

         An overriding theme that appeared to be central to the matters alleged in the Requests was that Polaroid's financial condition in the months prior to the Filing Date was sufficient to sustain the Debtors as a going concern without the need for commencing their Chapter 11 Cases. The Investigation has uncovered no support for such a view of the Debtors' pre-petition financial


________________________

[6] The Examiner was provided and has reviewed draft, unaudited financial statements of New Polaroid for the period from July 31, 2002 through and including June 29, 2003. The Examiner notes that the revenue and earnings of New Polaroid has been within a reasonable range of the projections (Exh. 119) reviewed by the Examiner that Polaroid provided to prospective purchasers in connection with the Sale Process.

condition. To the contrary, the Investigation uncovered evidence indicating that Polaroid's financial condition at and after December 31, 2000, through July 31, 2001, actually may have been more negative than as reflected in its public filings with the SEC.

         The results of the Investigation are summarized in the following chart:

---------------------- ---------------------------------------- ------------------------------------------- ----------
        Issue                  Summary of Allegations                    Results of Investigation             See:
---------------------- ---------------------------------------- ------------------------------------------- ----------
Deferred               Polaroid's write-off of $53              The Examiner disagrees.                     ss. IV.A
                       million in the second quarter of
                       2001 resulted in an increase in          An increase in the valuation
                       the valuation allowance against          allowance against deferred taxes
                       deferred tax assets that should          should have been taken no later
                       not have been taken until the            than the end of the fourth
                       fourth quarter of 2001.                  quarter of 2000.

                                                                Polaroid's failure to do so led
                                                                to its filing of financial
                                                                statements at December 31, 2000,
                                                                April 1, 2001 and July 1, 2001
                                                                that were inconsistent with the
                                                                evidence uncovered in the
                                                                Investigation.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Restructuring          Polaroid's write-off of $80 million      The Examiner disagrees. The allegation       ss. IV.B
Reserves               for restructuring and other charges in   is incorrect and would not conform with
                       the first quarter of 2001 was            GAAP.
                       overstated, and such charges should
                       have been treated as deferred assets.    However, the Examiner uncovered facts
                                                                indicating that a later-than-appropriate
                                                                reversal of restructuring charges in the
                                                                fourth quarter of 2000 may have
                                                                occurred.  As a result, the reversal may
                                                                have enabled Polaroid to report its
                                                                compliance at December 31, 2000 with
                                                                certain financial covenants in the Credit
                                                                Agreement.
---------------------- ---------------------------------------- ------------------------------------------- ----------


                                                     9

---------------------- ---------------------------------------- ------------------------------------------- ----------
        Issue                  Summary of Allegations                    Results of Investigation             See:
---------------------- ---------------------------------------- ------------------------------------------- ----------

Debt                   Polaroid's reclassification of           The Examiner disagrees.                      ss. IV.C
Reclassification       approximately $500 million of
                       long-term debt as short-term debt in     The reclassification of all of
                       its July 1, 2001 Form 10-Q was done      Polaroid's long-term debt should
                       solely to enable the Debtors to file     have been reflected in its April
                       the Voluntary Petitions.                 1, 2001 Form 10-Q. Certain
                                                                evidence appears to indicate
                                                                that the reclassification might
                                                                have been appropriate as early
                                                                as December 31, 2000.

                                                                Polaroid's failure to reclassify
                                                                its long-term debt appears to
                                                                have been a significant factor
                                                                contributing to the issuance of
                                                                the auditor's opinion with
                                                                respect to Polaroid's financial
                                                                statements as of December 31,
                                                                2000 that did not contain a
                                                                going concern qualification.

                                                                The reclassification of certain
                                                                debt as short-term debt had no
                                                                bearing on the Debtors' ability
                                                                to file their Voluntary
                                                                Petitions.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Gain on Sale of        Polaroid failed to record as accrued     The Examiner disagrees. The allegation      ss. IV.D
Real Estate            revenue $22 million of a $40 million     proposes a treatment of matters in a
                       gain on a certain sale-leaseback         manner inconsistent with GAAP.
                       transaction in the second quarter of
                       2001, resulting in an understatement     In fact, Polaroid's treatment of the
                       of second quarter profit.                sale-leaseback transaction appears to
                                                                have been in accordance with GAAP.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Gross Margin Decline   Polaroid's lower gross margin as a       The Examiner disagrees.                      ss. IV.E
                       percentage of sales in the second
                       quarter of 2001 as compared to the       The Investigation uncovered no evidence
                       second quarter of 2000, mandated that    of manipulation of gross margins, or that
                       Polaroid file additional Forms 10-Q      the lack of any public disclosure after
                       subsequent to July 1, 2001.              July 1, 2001 concerning gross margins
                       Polaroid's failure to file additional    adversely affected the ability of
                       Forms 10-Q was indicative of its         prospective bidders to value Polaroid's
                       manipulation of gross margin, and its    manufacturing operations.
                       lack of disclosure adversely affected
                       the ability of prospective bidders to
                       value Polaroid's manufacturing
                       operations.
---------------------- ---------------------------------------- ------------------------------------------- ----------


                                                     10

---------------------- ---------------------------------------- ------------------------------------------- ----------
        Issue                  Summary of Allegations                    Results of Investigation             See:
---------------------- ---------------------------------------- ------------------------------------------- ----------

Failure to Submit      Polaroid's failure to file quarterly     The Examiner disagrees. While Polaroid      ss. IV.F
SEC Reports            and annual SEC reports after July 1,     may have not obtained a waiver from the
                       2001 concealed the true value of its     SEC with respect to the filing of
                       operations from potential bidders, and   quarterly and annual reports, it did file
                       prevented investors from making          with the SEC, under Form 8-K, each
                       knowledgeable decisions.                 monthly operating report filed by the
                                                                Debtors in the Chapter 11 Cases.

                                                                Qualified prospective bidders
                                                                appeared to have had access to a
                                                                comprehensive data room, as well
                                                                as to certain of Polaroid's
                                                                management, employees, advisors
                                                                and facilities.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Reported Book vs.      Polaroid's failure to report the         The Examiner disagrees. The                 ss. IV.G
Market Value of        fair market value of its assets          Voluntary Petitions may not have
Debtors' Assets        in its Voluntary Petitions and           reflected the market value of
                       other bankruptcy filings,                certain domestic and foreign
                       instead reporting only the               assets, but, due to mitigating
                       "deflated" book values of                factors, such disclosure did not
                       assets, was intentional and              result in an inappropriate
                       limited the number of bidders            liquidation of the Debtors'
                       and negatively affected the              assets.
                       quality of bids.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Inconsistency with     The amounts listed as Polaroid's         The Examiner disagrees.                     ss. IV.H
Regard to Reported     assets and liabilities decreased by a
Amounts of Assets      net of $1.24 billion when comparing      The Debtors were not required to report
and Liabilities        Polaroid's Voluntary Petition and the    identical information respecting their
                       Debtors' schedules of assets and         assets and liabilities on their Voluntary
                       liabilities dated December 2001.         Petitions and schedules of assets and
                       Fraud is the only plausible              liabilities.  These documents were filed
                       explanation for a change of such         several months apart, and presented
                       magnitude.                               information on assets and liabilities as
                                                                of different points in time.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Issues Concerning      The Debtors concealed from the           The Examiner disagrees.                   ss. IV.I
Certain Contingent     Bankruptcy Court and from the
and Intangible Assets  potential bidders the material cash      Contingent or intangible assets, such as
                       (or cash equivalent) value of certain    deferred taxes and pre-paid expenses,
                       contingent or intangible assets.         were disclosed.
---------------------- ---------------------------------------- ------------------------------------------- ----------


                                                             11

---------------------- ---------------------------------------- ------------------------------------------- ----------
        Issue                  Summary of Allegations                    Results of Investigation             See:
---------------------- ---------------------------------------- ------------------------------------------- ----------

Accounting for         Polaroid perhaps should have             The Examiner disagrees with                  ss. IV.J
Treasury Stock         used the par value method,               certain of the allegations.
                       rather than the cost method, in
                       accounting for treasury stock.           Polaroid's accounting of
                       An additional tax liability              treasury stock was in accordance
                       could have been avoided if               with GAAP. Other allegations
                       treasury stock had been expensed         respecting treasury stock were
                       differently, and Polaroid's use          outside the scope of the
                       of the cost method had adverse           Investigation.
                       tax consequences. Other uses of
                       treasury stock by Polaroid were
                       questionable.
---------------------- ---------------------------------------- ------------------------------------------- ----------
No Need for            Based on Mr.Lockwood's                   The Examiner disagrees.                     ss. IV.K
Chapter 11             projected cash flow for Polaroid
Filing Based on        for the period from July 1, 2001         Polaroid did not need to default
Projected 2001         through December 31, 2001,               on the Notes to file the
Cash Flow              Polaroid had no need to default          Voluntary Petitions.
                       on the interest payments for the
                       Notes or to file the Voluntary           The Investigation indicates that
                       Petitions.                               Polaroid's approximately $350
                                                                million senior bank debt under
                                                                the Credit Agreement was to
                                                                mature on December 31, 2001, and
                                                                $150 million of Notes were to
                                                                mature in early 2002.

                                                                Polaroid was unsuccessful in its
                                                                efforts to refinance that debt.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Other                  The Requests allege other                These allegations were outside              ss. IV.L
Allegations            improprieties in connection with         the scope of the Investigation
Contained in           Polaroid's corporate governance,         and are not addressed in the
the Requests           financial strategies (including          Report.
                       utilization of borrowings,
                       treasury stock transactions and
                       dividend policies) and
                       management incentive programs.
---------------------- ---------------------------------------- ------------------------------------------- ----------
Certain Other Issues   N/A                                      The Investigation noted                     ss. IV.M
Identified by the                                               additional matters with respect
Examiner                                                        to (i) certain payments to
                                                                Polaroid's former Chairman and
                                                                CEO, and (ii) disclosure of
                                                                Polaroid management's restricted
                                                                equity ownership in the
                                                                Purchaser.
---------------------- ---------------------------------------- ------------------------------------------- ----------

         B. The Sale Process
            ----------------

         Although not expressly within the scope of the Investigation as set forth in the Examiner Order, certain facts relating to the Sale and the solicitation process (the "Sale Process") that resulted in the Sale were relevant to the discharge of the Examiner's duties, and to the formulation of the findings and conclusions expressed herein. Those aspects of the Investigation relating to the Sale Process and the Sale, including the findings and conclusions set forth herein, are based on the following facts uncovered by the Investigation.

         The Sale Process was conducted by Polaroid and its investment bankers, Dresdner Kleinwort Wasserstein ("DKW"), to seek third-party interest in acquiring the businesses of Polaroid as a going concern. This solicitation commenced on or about July 5, 2001, i.e., before the Filing Date. (Exh. 12, Overview of Sale Process, DrKW-SUPP 218-221.) During the first half of 2001, in addition to DKW, Merrill Lynch & Co., Inc. was an advisor to Polaroid in connection with the Sale Process.

         Moreover, for some time prior to 2001, Polaroid and DKW had been exploring potential transactions aimed at obtaining a third-party investment that would, among other things, facilitate the commercialization of the Company's digital printing technologies (Exh. 13, Finance Committee Minutes, June 26, 2000, Pp. 3-4, NP 09061 - NP 09062; Exh. 14, Finance Committee Minutes, September 18, 2000, Pp. 4 - 5, NP 09066 - 09067; Exh. 15, Board
Minutes, June 27, 2000, P. 6, NP 09117; Exh. 16, Board Minutes,
September 19, 2000, Pp. 4 -5, NP

09123 - 09124 and Exh. 115, Deposition Testimony of Kenneth Tuchman, P. 12, Lines 21 - 25, Pp. 13 - 16, P. 17, Lines 2 - 3.) [7]

         Beginning in the Summer of 2001, 174 potentially interested parties were contacted as part of the Sale Process. (Exh. 17, Contact Log Summary - Polaroid Sale Process, DKW.)[8] In addition, Houlihan Lokey Howard & Zukin ("HLHZ"), as advisors to the Creditors' Committee, conducted their own solicitation campaign aimed at identifying potential acquirors of or investors in Polaroid (Exh. 108, Deposition Testimony of Bradley Geer, P. 115, Lines 6 - 10, P. 117, Lines 12 -25, P. 118, P. 119, Lines 2 - 8, P. 127, Lines 15 - 25,
Pp. 128 - 130, P. 131, Lines 2 - 7; Exh. 18, HLHZ Letter to Liberte Investors, Inc. and Polaroid Investor Presentation, HLHZ 00379-00411.) Both the DKW and the HLHZ solicitations were intended to be sufficiently broad in scope to accommodate interest in alternative transaction structures, ranging from the acquisition of substantially all of the stock in or assets of the Company to the acquisition of or investment in discrete businesses, such as the Company's instant digital printing (see, e.g., Exh. 19, Description of Asset Divestiture Process, with cover letter, PRD-EXAM-003404-003414; Exh. 108, P. 40, Lines 20
- 25, P. 41, Line 2, P. 127, Lines 8 - 14.)

         Parties qualified as potential bidders were provided, upon request, with operating, financial, legal and other information concerning Polaroid, including access to the data room, management presentations and site visits (Exh. 20, Transcript of June 28, 2002 Sale Hearing,


_______________________

[7] Citations to deposition testimony are hereafter designated as "________ Deposition, P. __, Line ___."

[8] Portions of certain exhibits provided by DKW have been redacted to maintain the reasonable expectations of third parties that their names would be kept confidential. However, the Examiner has reviewed unredacted versions of such Exhibits.

P. 39, Lines 23 - 25, P. 40, P. 42, Lines 16 - 21, P. 79, Lines 10 - 25, P. 80,
Lines 1 - 6; Exh. 115, Deposition Testimony of Kenneth Tuchman, P. 62, Lines 19
- 25, P. 63, Lines 2 - 14; Exh. 107, Deposition Testimony of William Flaherty, P.100, Lines 22 - 25, Pp. 101 - 103, P. 104, Lines 2 - 21, P. 111, Lines 13 -
25, P. 112, Line 2 and Exh. 108, Deposition Testimony of Bradley C. Green, P. 84, Lines 16 - 25, P. 85, Lines 2 - 20, P. 86, Lines 20 - 25, P. 87, Lines 2 -
7.) Information contained in the data room that was reviewed by the Examiner included operating, financial, legal and other information for both the Debtors and the non-debtor subsidiaries of Polaroid. The Polaroid data room index is
Exhibit 21.

         The Debtors filed motions respecting the auction and bidding procedures to be used in connection with the Sale Process, and for approval of the Sale, on April 18, 2002. Pursuant to the Auction, New Polaroid was selected by the Debtors in consultation with the Creditors' Committee as the party that submitted the highest and best bid. The Sale was approved by the Bankruptcy Court's Order dated July 3, 2002.

         The Sale closed on July 31, 2002. In connection with the Sale, OEP Imaging changed its name to Polaroid Holding Company (i.e. New Polaroid) and the "former" Polaroid Corporation changed its name to Primary PDC, Inc.

         The Examiner concurs with the Bankruptcy Court's assessment that the best indication of value is determined by the market (Exh. 20, P. 172, Lines 20-25, P. 173, Lines 1-19.) The unaudited historical book value of the Debtors' assets sold to the Purchaser was approximately

$744 million[9] immediately before closing of the Sale, net of $136.8 million of cash used at closing to repay Polaroid's senior debt to the Lenders (see Table 1, prepared by the Examiner.) Although the unaudited historical book value of Polaroid's assets exceeded the adjusted total consideration of approximately $316 million for the Polaroid assets acquired in the Sale (see Table 2, prepared by the Examiner), the Bankruptcy Court found the Sale to be in accordance with the applicable requirements and provisions of the Bankruptcy Code. The Investigation revealed no evidence indicating that the Bankruptcy Court's decision to approve the Sale was not warranted.

         Tables 3 and 4, both prepared by New Polaroid, are presented for informational purposes only. Table 3 is a summary of the Sale, as contained in Footnote 1 to the draft unaudited consolidated financial statements contained in New Polaroid's draft Form 10 dated as of July 16, 2003 (Exh. 100) (the "Draft Form 10.") Table 4 is a reconciliation between the closing cash balance of Polaroid immediately preceding the Sale and the opening cash balance of New Polaroid immediately following the Sale.

         Section IV.H herein contains a reconciliation between Polaroid's consolidated balance sheet as reported in the Company's July 1, 2001 Form 10-Q and Polaroid's closing balance sheet as of July 31, 2002.



_______________________

[9] This amount is before the SFAS 144 adjustment as set forth in Table 1.

III.     The Investigation
         -----------------

         A. Sources of Information
            ----------------------

         During the course of the Investigation, the Examiner requested, received and reviewed approximately 300,000 pages of documents and information from several sources, including:

            o the Debtors, including their counsel, Skadden, Arps, Slate, Meagher & Flom;

            o    New Polaroid, including its counsel, O'Melveny & Myers LLP;

            o the Creditors' Committee, through its counsel, Akin, Gump, Strauss, Hauer & Feld, LLP ("Akin Gump") and its financial advisor, HLHZ;

            o JP Morgan Chase Bank, as agent (the "Agent") including its counsel, Davis Polk & Wardwell ("Davis"), for the Lenders;

            o    KPMG, LLP ("KPMG"), Polaroid's auditor;

            o FTI Consulting, Inc. ("FTI"), advisors to Davis Polk & Wardwell, counsel to the Lenders;

            o    Kroll Zolfo Cooper ("KZC"), financial advisors to the Debtors;

            o Dresdner Kleinwort Wasserstein ("DKW" or "Wasserstein") and Miller Buckfire Lewis Ying & Co. ("MLBY"),[10] financial advisors to the Debtors; and

            o    OEP, including its counsel, Dechert LLP.

         In addition to the extensive document review, the Examiner conducted depositions pursuant to Bankruptcy Rule 2004, as well as numerous informal meetings and conference calls


_______________________

[10] In July 2002, the restructuring group of DKW formed a separate firm, MBLY. Certain professionals of DKW's Polaroid engagement team are now employed by MBLY.

(including meetings with respective counsel to a number of parties) during the course of the Investigation as follows:

         1. Depositions
            -----------

         o Charles F. Auster - Partner, OEP, responsible for OEP's investment in Polaroid;

         o Gary DiCamillo - Former Chairman and Chief Executive Officer of Polaroid;

         o William L. Flaherty - Former Executive Vice President and Chief Financial Officer of Polaroid, Executive Vice President and Chief Financial Officer, New Polaroid;

         o Bradley C. Geer - Director, HLHZ, the HLHZ professional primarily responsible for the Creditors' Committee engagement;

         o Neal David Goldman - Former Executive Vice President, General Counsel and Secretary of Polaroid, Executive Vice President, Chief Administrative Officer and Chief Legal Officer, New Polaroid;

         o     Stephen Kaufman - Member of Polaroid's Board of Directors;

         o     Carl Lueders - Former Interim Chief Financial Officer of the
               Debtors;

         o Henry S. Miller - Chairman, MBLY, responsible for Polaroid engagement;

         o William B. Murphy - Senior Director, KZC, responsible for Polaroid engagement;

         o Durc Savini - Principal, MBLY, responsible for Polaroid engagement;

         o Kenneth Tuchman - Vice Chairman, DKW, responsible for Polaroid engagement;

         o David Wilson - Senior Manager, KPMG, responsible for Polaroid engagement;

         o Alfred Woollacott, III - KPMG Audit Partner (retired), responsible for the 2000 audit of Polaroid Corporation.

         2.    Informal Interviews/Meetings
               ----------------------------

         o     Judith Boynton - Former Chief Financial Officer of Polaroid;

         o Christopher Brody - Cerberus Capital Management, qualified prospective purchaser of Polaroid;

         o Michael Brown - Acquisition Partners, prospective purchaser of Polaroid;

         o     William Cardinale - Shareholder of Polaroid;

         o Gregg Galardi, Esq. - Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Debtors;

         o     John Gignac - Retired former employee of Polaroid;

         o     Michael Gignac - Retired former employee of Polaroid;

         o     Fred Hodara, Esq. - Akin Gump, counsel to Creditors' Committee;

         o     Arthur D. Jarrett - Retired former employee of Polaroid;

         o Tom Leonard - Consultant with Huron Consulting, New Polaroid's financial advisors;

         o Leonard Lockwood - Shareholder of Polaroid, author of three of the Requests;

         o George Maiorelli - Shareholder of Polaroid, author of one of the Requests;

         o     Stephen Morgan - Shareholder of Polaroid[11];

         o Michael Sullivan - Consultant with Huron Consulting, New Polaroid's financial advisors;

         o Kimberly Turner - An employee of the Agent, responsible for the Agent's role in connection with the Credit Agreement in the Chapter 11 Cases;

         o Durc Savini - Principal, MBLY, responsible for Polaroid engagement;

_______________________

[11] Mr. Morgan was accompanied by several other individuals during his interview with the Examiner.

         o Kenneth Tuchman - Vice Chairman, DKW, responsible for Polaroid engagement;

         o FTI consultants Edward Kleinschmidt, Edward Ordway and Robert Frezza and their counsel; and

         o New Polaroid employees, and former Polaroid employees, Andra Bolotin, Jim Dolan, Don Halsted, Terry Rushfirth, and Julie Petrini.

         B. Nature and Extent of the Findings and Conclusions Contained in this Report
               -----------------------------------------------------------

         The scope of the Investigation was defined and limited by the terms of the Examiner Order. Generally, this Report does not address matters alleged in the Requests or made by other parties during the course of this Investigation that fall outside of the court-mandated scope of the Investigation. However, in certain instances, such as those aspects of the Investigation that addressed the Sale Process and the Sale, as summarized in
Section II.B. above, the Investigation included matters that certain parties may not have viewed as accounting issues, practices or irregularities alleged in the Requests. However, the Examiner believes such Investigation was relevant to the discharge of his duties, and was necessary and appropriate in the context of his findings and conclusions as set forth in this Report.

         In addition, during the course of the Investigation of the matters alleged by the Requests, the Examiner uncovered evidence of certain of the accounting matters, practices or irregularities that were not specifically alleged in the Requests but appeared to be significant, and such evidence and issues are discussed herein. The Examiner used his best efforts to coordinate with the DOJ, SEC and other federal agencies in order to avoid unnecessary interference with, or duplication of, any Investigations conducted by such federal agencies.

         The Examiner is a certified public accountant, and certain of the professionals he retained in connection with the Investigation also are certified public accountants. While the Examiner considered the relevant provisions of GAAP in the course of the Investigation, he did not perform an audit or other procedures in accordance with Generally Accepted Auditing Standards. The Examiner is not an attorney, and, therefore, he consulted with, and relied on the advice of counsel with respect to all findings and conclusions set forth in this Report that may be viewed as being legal in nature.

         This Report is presented by the Examiner in the good faith discharge of his duties, responsibilities and obligations pursuant to the Examiner Order and the Bankruptcy Code. All findings and conclusions set forth in this Report are based on the evidence uncovered in the Investigation. The findings and conclusions in this Report are solely those of the Examiner, are not the findings and conclusions of any professional firm retained by the Examiner (or the individuals that are members or employees of such firms), including, without limitation, Traxi, and constitute the only authorized findings and conclusions arising or resulting from the Investigation.

IV.      Investigation and Discussion of Issues Raised in the Requests
         -------------------------------------------------------------

         A.    Deferred Taxes
               --------------

         In the Requests dated October 30, 2002 and November 17, 2002,
Mr. Lockwood states that, in the second quarter of 2001, Polaroid took a $53.0 million charge, which he claims represents an increase in the valuation allowance against deferred tax asset.[12] He asserts that Polaroid determined that it was "more likely than not" that some portion of the deferred tax assets would not be realized over a reasonable period of time. This amount was included in one-time write-offs of approximately $133.0 million that were recorded by Polaroid in the first six months of 2001. Mr. Lockwood alleges further that such an adjustment to the deferred tax assets should have been made more appropriately during the fourth quarter of 2001, because additional valuation allowances may have been required before the close of the 2001 fiscal year. Mr. Lockwood also states that Polaroid's recording of this additional valuation allowance during the second quarter of 2001 increased the reported loss for fiscal year 2001 by $53.0 million. Finally, Mr. Lockwood believes that, since no additional SEC filings were made by Polaroid, prospective bidders were impaired because they did not know if the amount of the deferred tax assets was correct (Exh. 2, P. 1, para. 3 and Exh. 3, P. 1, para. 3.)


Commentary

         1. As of December 31, 2000, It Was More Likely Than Not That Polaroid's Deferred Tax Assets Would Not Be Realized
            ----------------------------------------------------

         Polaroid's December 31, 2000 financial statements included in its Form 10-K (Exh. 39) indicated that deferred taxes resulted from future tax benefits and expenses related to the difference between the tax basis of assets and liabilities and the amounts reported in the financial statements. The deferred taxes related predominately to US operations. The valuation


_______________________

[12] A valuation allowance is to be taken as to the deferred tax asset with respect to any portion thereof that more likely than not would not be realized.

allowances at December 31, 2000, were related to the net deferred tax assets and were associated primarily with foreign tax credits.

         At December 31, 2000, net deferred tax assets amounted to $327.7 million, representing approximately 16% of the total Polaroid assets. Net operating loss and credit carry-forwards comprised $202.1 million of the deferred tax assets. (Exh. 39, n. 4 to Audited Consolidated Financial Statements.)

         The accounting for deferred taxes is governed by SFAS No. 109 "Accounting For Income Taxes." In accordance with SFAS No. 109:

         [a deferred tax asset is to be reduced] by a valuation allowance if, based on the weight of available evidence, it is MORE LIKELY THAN NOT (a likelihood of more than 50%) that some portion or all of the deferred taxes will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.


(Exh. 24, SFAS No. 109, Annual Computation of Deferred Tax Liabilities and Assets, para. 17(e).)

         Thus, a determination as to whether a valuation allowance should be taken to reduce a deferred tax asset requires an analysis to determine whether a greater than 50% chance exists that some portion of the company's deferred taxes will not be realized. The deferred tax asset analysis and determination is to be made at the end of each reporting period (i.e., quarters and year-end).

         Available evidence to be used in connection with this analysis and determination includes information about a company's current financial position and results of operations for the current and preceding years. The Investigation indicates that the financial information readily available to Polaroid showed financial results that were deteriorating at an accelerating rate. Accordingly, the Investigation indicates that the determination of the valuation allowance should have focused on whether an adjustment should have been recorded in one or more periods preceding the second quarter of 2001, rather than at the end of 2001, as Mr. Lockwood asserts.

         By the end of 1999, KPMG had evidence that may have required additional valuation allowances to reduce Polaroid's deferred tax asset. In a memorandum titled "Polaroid Corporation, Deferred Tax Assets, December 31, 1999" (the "KPMG Deferred Tax Memo") (Exh. 25, KPMG 13621-13628 and KPMG 14591), KPMG identified the deferred tax assets as a significant audit area, and set forth the criteria for determining whether it was more likely than not that such deferred tax assets would not be realized by Polaroid.

         The KPMG Deferred Tax Memo identified:

         five categories of negative evidence as they relate to a deferred tax asset that would call for a valuation allowance (items identified with an X are items that Polaroid appears to have):


         1.    Cumulative losses in recent years (X)

         2. A history of operating loss or tax credit carry forwards expiring unused (X)

         3.    Losses expected in early future years (N/A)

         4. Unsettled circumstances that, if unreasonably resolved, would adversely affect future operations and profit levels on a continuing basis in future years (N/A)

         5. A carry-back/carry-forward period that is so brief that it would limit realization of tax benefits if (1) a significant deductible temporary difference is expected to reverse in a single year or (2) the enterprise operates in a traditionally cyclical business (N/A)

(Exh. 25, KPMG 13621.)

The above categories used by KPMG are consistent with SFAS No.109, para. 23, which states that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." (Exh. 24, para. 17.)

            2. The First Two Criteria for Determining a Valuation Allowance
               ------------------------------------------------------------

         KPMG recognized that the first two of the five criteria -- cumulative losses in recent years and a history of operating loss or tax credit carry-forwards expiring unused -- applied to Polaroid. (Exh. 25, KPMG 13621.) KPMG addressed the negative evidence represented by Polaroid's history of operating losses, and noted that "significant issues such as restructurings including severance charges and losses on disposals of assets have led to the Company's cumulative losses in these years."[13] (Exh. 25, KPMG 13621.) A memo by John Rutkowski of Polaroid's tax department (Exh. 26, Memorandum of Record
- Valuation Allowances on Tax Attributes as of December 31, 1999, KPMG 13557-13564), also indicated that restructuring charges and losses from asset write-offs were the main drivers behind the losses that Polaroid had experienced in four of the five previous years. However, while Mr. Rutkowski continued that "the Company does not anticipate any significant restructurings in the future," (Exh. 26, KPMG 13561), Polaroid's historical results indicated that such charges were, at the time, a normal part

______________________

[13] The years referred to in the KPMG Deferred Tax Memo are 1996, 1997, 1998 and the current forecast for 1999.

of operations. Thus, such charges should not have been excluded in evaluating the negative evidence of cumulative losses in recent years.

         Moreover, the Investigation of information referring to the remaining criteria set forth in the KPMG Deferred Tax Memo indicated that KPMG had reason to find that Polaroid fit within the first four criteria, particularly from and after December 31, 2000.

            3. The Reliance on Polaroid's Ability To Generate Taxable Income
               in Early Future Years or to Implement Tax Planning Strategies
               -------------------------------------------------------------

         Realization of deferred tax benefits depends on the existence of sufficient taxable income within the carry-back carry-forward period. SFAS No.109 lists four possible sources of taxable income that may be available to realize a deferred tax benefit:

         1.    future reversals of existing taxable temporary differences;

         2. future taxable income exclusive of reversing temporary differences and carry-forwards;

         3. taxable income in prior carry-back years if carry-back is permitted under the tax law; and

         4. tax planning strategies that would, if necessary, be implemented.


(Exh. 24, para. 21)

         KPMG noted in 1999, however, that "Polaroid's track record in forecasting earnings is not very accurate on a historical basis." (Exh. 25, KPMG 13623.) And while KPMG referenced the fact that Polaroid had taken steps to alleviate this problem, it did not further explain these steps in the memo, and the Investigation has not uncovered any evidence supporting a conclusion that an improvement in Polaroid's forecasts could have at that time been relied upon. See Id.
             --- --

         Accordingly, as of December 31, 1999, Polaroid's ability to carry-back losses did not appear to have been available. The evidence uncovered during the Investigation does not support the reliance on Polaroid's forecasts of future earnings. Thus, the utilization of tax planning strategies appears to have become increasingly important to support the realization of the deferred tax assets.

         The KPMG Deferred Tax Memo describes three tax strategies, identified by Ben Byrd of Polaroid's Tax Department, as being available, if necessary, to utilize the deferred tax assets -- strategies that had been identified by accounting firms' proposals to obtain Polaroid's tax work. Certain professionals of KPMG appeared to be skeptical as to the viability of these strategies. The KPMG Deferred Tax Memo noted in an insert to the main text of the memo that:

         Although consideration of tax planning strategies is not optional under FAS 109, Polaroid has not developed the possible tax planning strategies below to the point that they can be considered for this purpose.

(Exh. 25, KPMG 14591.)


         In addition, each of the three strategies was questioned either as to the viability of the strategy or Polaroid's ability to implement the strategy.

         A memorandum dated June 5, 2000, relating to Polaroid's 1999 tax provision, from David Wolfe, the KPMG Tax Partner assigned to Polaroid in 1999, to William Connolly and Robert Noonan, stated that:

         Polaroid deleted from their memo the paragraph stating that they had not considered tax planning strategies and I see you revised the KPMG audit memo to include my responses to Ben's stated tax planning strategies.

(Exh. 27, E-mail Memo re: Polaroid, KPMG 14588.) Attached to that memorandum were the following comments, among others:

         Polaroid is basing its conclusion that no valuation is required on PPL 98-001 par.24(c)[14]. How does Polaroid intend to address the valuation allowance issue in the future? What if Polaroid does not make its earnings forecasts for each of the quarters 2-4 of 2000. . . Discuss presumption in PPL 98-001 that company should record a valuation allowance if the positive evidence is based on projected future income and there is significant negative evidence. SFAS 109 para. 23 reference to increased skepticism for not recording a valuation allowance if the company has had losses in recent years.

(Exh. 28, Polaroid Valuation Allowance, KPMG 14589.)

         An earlier memorandum dated October 9, 1999 (Exh. 29, Polaroid Valuation Allowance Inquiry, KPMG 14593-14594) from Mr. Wolfe to David Wilson, the KPMG Audit Manager, noted:

         You and I have both identified our increasing concern regarding this matter at each quarterly review meeting with Ben Byrd this year.

(Exh. 29, KPMG 14593.)

         On November 4, 1999, David Wolfe wrote to John Mcgillicuddy, the KPMG Partner assigned to Polaroid's 1999 audit, that:

         The projected income beginning in 2001 is the only truly significant positive evidence that Polaroid can cite as evidence for not recording a valuation allowance. What do you and Tony Pietrafitta want to do?

______________________

[14]  Examiner's Note:  A PPL is an internal KPMG guidance on a specific issue.

(Exh. 30, E-mail re: Polaroid, KPMG 14592.)

         In his "Memorandum for the Record, Valuation Allowances on Tax Attributes As of December 31, 2000" (Exh. 31, KPMG 14260-14266), Benjamin Byrd of Polaroid wrote that:

         Based on management financial plan for years 2001 to 2010 and projection for future reversals of existing taxable temporary differences, sufficient ordinary taxable income is expected to be available under current tax law to utilize the $498.4 million of net operating loss carry-forward by year 2008.


(Exh. 31, KPMG 14261.)

         As a conservative measure, Polaroid conducted and provided to KPMG a sensitivity analysis based on Polaroid achieving 50% of the management plan. (Exh. 31, KPMG 14262.) This analysis indicated that the unused net operating loss at the end of 2006 could amount to $200 million. As a result, management has decided to adopt a proactive approach to minimize the amount of net operating loss utilization which may be at risk. This approach can be accomplished through a tax planning strategy that has been under review for the past several months. Management is currently planning to reorganize its European financial structure and arrange for the sale of intangible property to a Swiss-based affiliated operation.


(Exh. 31, KPMG 14262.)

         Earlier, this strategy had been identified in the 1999 KPMG Deferred Tax Memo, and was criticized by KPMG. In Insert 2 to the memo respecting that strategy, KPMG stated:

         Tax advisors have discussed transactions of this type with Polaroid in the abstract for several years but to date these ideas have not developed into a tax planning strategy. Furthermore, we do not believe that Polaroid management would implement the intangibles strategy at this time because it conflicts with another tax strategy that Polaroid has already begun to implement.

(Exh. 25, KPMG 14591.)

         By the end of the second quarter of 2001, Polaroid and its auditors finally concluded that some of Polaroid's deferred tax assets generated in 2001 were unlikely to be realized. In its memorandum dated August 11, 2001 and entitled "Timely Quarterly Review of the Interim Financial Statements of Polaroid Corporation as and for the three and six-month periods ended July 1, 2001" (Exh. 32, KPMG 13335-13337), KPMG stated:

         During the three-month period ended July 1, 2001, the Company's management concluded that a valuation allowance be established on the loss generated in 2001 in addition to the existing valuation allowance against foreign tax credits. The Company's management has determined and has represented that it is not more likely than not that the deferred tax assets generated in 2001 will be realized and as such established a valuation allowance against any benefit. However, the Company's management still maintains and has represented that it is more likely than not that the deferred tax assets generated prior to 2001 will be realized in the current and future years resulting in no additional valuation allowance being recorded for the remaining tax assets.


(Exh. 32, KPMG 13335-13336.)

         A summary of Polaroid's income (loss) before taxes and extraordinary losses is presented in Table 5 (prepared by the Examiner). Sales and income
(loss) before taxes by quarter for 1999 and 2000 are presented in Table 6 (prepared by the Examiner).

         The likelihood that Polaroid would have been unable to realize its deferred taxes should have become more apparent as 2001 progressed, as is shown by the following timeline of relevant events:

         February 16, 2001 - Polaroid obtained a waiver to its Credit Agreement relating to defaults and potential defaults of financial covenants through May 15, 2001.

         March 31, 2001 - (approximately) - Polaroid's December 31, 2000 financial statements were filed with the SEC.

         May 15, 2001 - Polaroid obtained an extension of the waiver to its Amended Credit Agreement to July 12, 2001.

         May 16, 2001 - Polaroid's financial statements for the period January 1, 2001 to April 1, 2001 were filed with the SEC. No charge for deferred tax assets is taken.

         July 12, 2001 - Polaroid obtained a further extension of the waiver to its Amended Credit Agreement to October 12, 2001, subject to, among other things, Polaroid not making the July 15, 2001 and August 15, 2001 interest payments on the related Notes.

         July 15, 2001 - Polaroid did not make the July 15, 2001 interest payment and announced its intention not to make the August 15, 2001 interest payment. The applicable grace period subsequently lapsed.

         August 16, 2001 - Polaroid's Financial Statements for the period January 1, 2001 to July 1, 2001 filed with the SEC. KPMG's going concern qualification (in its quarterly review report) was included, for the first time. A valuation allowance of $53.0 million was provided in the second quarter of 2001 for deferred taxes established in the first quarter of 2001 relating to the loss incurred in that quarter.

         October 12, 2001 - Each of the Debtors filed their Voluntary Petitions.

         November 15, 2001 - Draft financial statements for the period July 1, 2001 to September 30, 2001 to be filed with the SEC[15] (Exh. 81). A valuation allowance for the majority of the deferred tax assets of $349.0 million was provided in the period July 1, 2001 to September 30, 2001 (i.e., third quarter 2001).

         Only two of the four possible sources of taxable income available to realize the deferred tax asset relating to the net operating loss carry-forward, had potential for Polaroid: future taxable income and tax planning strategies.


______________________

[15]      These financial statements do not appear to have been filed.

         It was acknowledged by KPMG that Polaroid did not have an accurate track record in forecasting future earnings and taxable income. (Exh. 25, KPMG 13623). The Investigation uncovered no reliable evidence, and none appears to have been cited by KPMG, to support a conclusion that future earnings over the next five to eight years would come close to utilizing $202.0 million in deferred tax assets related to carry-forward losses. In fact, cumulative losses before taxes for the years 1995-1999 totaled $387.6 million, excluding an extraordinary loss of $56.1 million, net of tax. Cumulative losses over the years 1996-2000 totaled $128.3 million excluding an extraordinary loss of $56.1 million, net of tax. This is particularly important in light of the admonition in SFAS No. 109 that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." KPMG questioned whether viable tax planning strategies existed, and if they did, whether they would be capable of being implemented. The Investigation has not uncovered evidence supporting a view that tax-planning strategies had been developed by Polaroid to the point of implementation. Those strategies that were identified were merely "ideas" presented to Polaroid by prospective tax consultants, and the Investigation uncovered no evidence that such strategies were further developed to the point of implementation.

         During the first three quarters of 2000, Polaroid generated $67.1 million of income before tax, a significant improvement over a $30.4 million loss before tax in the first three quarters of 1999. However, in the fourth quarter of 2000, Polaroid incurred a $9.2 million loss before tax compared to $43.8 million income before tax in the fourth quarter of 1999.

         Before the December 31, 2000 financial statements were filed with the SEC, Polaroid obtained a waiver to its Credit Agreement with its Lenders effective as of February 16, 2001 relating to defaults and potential defaults of financial covenants. The waiver was short term, with a May 15, 2001 expiration date. However, Polaroid's forecasts at the time indicated that the Company did not expect to be able to comply with the financial covenants during the remainder of 2001 (Exh. 77, Polaroid Corporation. Going Concern Assessment Memo, KPMG 07590); therefore, a further extension of the waiver, if not the ultimate refinancing of the related debt, if possible, would be necessary.

         Indeed, at its December 12, 2000 meeting, Polaroid's Board of Directors (the "Board") was informed that Polaroid's management was considering a possible restructuring. (Exh. 33, Board Minutes, December 12, 2000, P. 3, NP 09137.) At the January 23, 2001 Board Meeting, Polaroid's management presented restructuring plans to the Board. (Exh. 34, Board Minutes, January 23, 2001, P. 3, NP09004.)

         For the first quarter of 2001, Polaroid incurred a $139.8 million loss before tax, including a restructuring charge of $80.0 million. Thus, before the December 31, 2000 financial statements were filed with the SEC on April 1, 2001, it was reasonable to expect that, although the first quarter results had not yet been finalized, a significant loss for the first quarter had occurred. Moreover, another restructuring was underway.

         In summary, as early as 1999, KPMG had expressed reservations about Polaroid's ability to realize its deferred tax assets. At December 31, 1999, the net operating loss carry-forward was approximately $419 million. However, Polaroid's cumulative income before taxes for 1992 through 1999 was only $37.9 million, excluding an extraordinary loss of $175.3 million, net of tax. During the five-year period from 1995 through 1999, three of these years resulted in a

$387.6 million cumulative loss before tax, excluding an extraordinary loss of $56.1 million, net of tax in 1996.

         4.  The Criteria Of Unsettled Circumstances Was Satisfied
             -----------------------------------------------------

         In the KPMG Deferred Tax Memo of December 31, 1999, KPMG indicated that:

         [the category of negative evidence relating to] unsettled circumstances that, if unreasonably resolved, would adversely affect future operations and profit levels on a continuing basis in future years [was not applicable to Polaroid].


(Exh. 25, KPMG 13621.)

         However, the circumstances that preceded the April 1, 2001 filing of the December 31, 2000 financial statements -- the significance of the fourth quarter 2000 loss, the disclosure of defaults and potential defaults of the Credit Agreement financial covenants and that the Company obtained only a short-term waiver in February 2001, the expected first quarter 2001 significant loss and the knowledge of the potential restructuring being pursued to take place in the first quarter of 2001 -- represent unsettled circumstances that would not be expected to be reasonably resolved. In addition, losses could now be expected for the remainder of 2001 and early future years. However, all this evidence notwithstanding, no additional valuation allowance was provided for in the December 31, 2000 financial statements.

         When the April 1, 2001 financial statements were filed with the SEC on May 16, 2001, the waiver to the Credit Agreement had been extended only to July 12, 2001. Moreover, given that Polaroid was half-way through the second quarter of 2001 and was seeking Credit Agreement waivers, it appears that Polaroid was aware at that time of an expected loss for the quarter, which subsequently amounted to $51.4 million before tax.
Although the negative evidence was mounting, no valuation allowance for the deferred tax assets was provided for at April 1, 2001.

         As of the August 16, 2001 filing of the July 1, 2001 financial statements with the SEC, Polaroid had failed to make the July 15, 2001 interest payment on its 2002 Notes and 2007 Notes and announced that it would not make the August 15, 2001 interest payment on its 2006 Notes. The waiver to the Credit Agreement had been extended to October 12, 2001 with the additional condition that Polaroid not make these interest payments. For the second quarter ended July 1, 2001 Polaroid established a valuation allowance of $53.0 million for the deferred taxes set up in the first quarter of 2001 relating to the loss in that quarter; yet, Polaroid still maintained that it was more likely than not that the deferred tax assets generated prior to 2001 would be realized in the current and future years, resulting in no additional valuation allowance being recorded for the remaining tax assets. KPMG issued a "Going Concern" Review Report. However, in Polaroid's July 1, 2001 Form 10-Q, despite the availability of this negative evidence, no valuation allowance for the realization of the deferred tax assets generated prior to 2001 was provided.

         Finally, a draft of the September 30, 2001 Form 10-Q, which did not appear to have been filed with the SEC, provided for a valuation allowance for the majority of the deferred tax assets of $349 million. At that time, it appears that Polaroid finally was prepared to conclude that it was more likely than not that the majority of the deferred tax assets would not be realized.

Conclusion


         The Examiner found that the assertion in the Requests that the establishment of a valuation allowance for Polaroid's deferred tax assets should have been postponed to a later period than the second quarter of 2001 was incorrect.

         As of December 31, 2000 for certain and arguably as early as December 31, 1999, the available evidence indicated that:

         1) the reliance on Polaroid's forecasted future earnings did not appear to have been a sufficient basis to support a position that Polaroid would realize its deferred tax assets within a reasonable period of time;

         2) the tax planning strategies did not appear to have been sufficient to have been relied upon to support a position that Polaroid would be able to generate sufficient future taxable income to realize the deferred tax assets within a reasonable period of time; and

         3) Polaroid met four of the five categories of negative evidence that would require a valuation allowance for the deferred tax assets at December 31, 2000, yet no valuation allowance was provided as of that date.

         With each succeeding period - ending December 31, 2000, April 1, 2001 and July 1, 2001 - the weight of the negative evidence increased. Clearly, the events during the first half of 2001 - including the multiple waivers required to the Credit Agreement, the failure to make scheduled interest payments and the continued deterioration in operating results - support the position that a valuation allowance of the deferred tax assets was required.

         B.   Restructuring Reserves
              ----------------------

         Mr. Lockwood's Requests dated October 30, 2002 and November 17, 2002, refer to the inclusion of restructuring and other charges of $80.0 million (consisting of estimated severance costs for involuntary separations, as well as impairment charges related to certain long-lived assets and an intangible asset) in certain one time write-offs of $133.0 million recorded by Polaroid in the first half of 2001. (Exh. 2, P. 1, para. 3 and Exh. 3, P. 1, para. 4 and P. 2, para. 1.) Mr. Lockwood writes:

         Approximately $50.0 million of the $80.0 million charges recorded related to an involuntary severance program under which 950 employees were expected to be separated from the company. However, as of June 30, 2001, approximately 600 had left the Company or 63% of the projection. Based upon the 63%, approximately $18 to $20 million should not have been included in the loss reported on July 1, 2001. The entire $80.0 million should have been placed in a deferred asset account and amortized/reduced as actual costs were incurred. The remaining $60.0 million was reported correctly, if the assets involved were physically disposed prior to June 30, 2001.


(Exh. 3, P. 2, para. 1.)

Commentary


         The accounting and reporting of restructuring costs was governed in 2001 by Emerging Issues Tax Force ("EITF") Issue No. 94-3 entitled "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" and Staff Accounting Bulletin, SEC Staff Views ("SAB") No. 100 entitled "Restructuring Charges."

         EITF No. 94-3 addressed the issue of when a company should recognize a liability for the cost of employee termination benefits that management decides to provide to involuntarily terminated employees. In EITF No. 94-3 (Exh. 35, P. 2), the Task Force reached a consensus that a liability should be recognized in the period management approves the plan of termination if all of the following conditions exist:

         1. Prior to the date of the financial statements, management having the appropriate level of authority to involuntarily terminate employees approves and commits the enterprise to the plan of termination and establishes the benefits that current employees will receive upon termination.

         2. Prior to the date of the financial statements, the benefit arrangement is communicated to employees. The communication of the benefit arrangement includes sufficient detail to enable employees to determine the type and amount of benefits they will receive if they are terminated.

         3. The plan of termination specifically identifies the number of employees to be terminated, their job classifications or functions, and their locations.

         4. The period of time to complete the plan of termination indicates that significant changes to the plan of termination are not likely.

         As disclosed in its first quarter 2001 10-Q, Polaroid recorded restructuring and other charges of $80.0 million, of which $50.0 million related to an involuntary severance program covering approximately 950 employees. As the plan met the four conditions of EITF No. 94-3, the $50.0 million estimated liability for the involuntary severance program was appropriately recognized in the first quarter of 2001. Under EITF No. 94-3, the liability was to be recognized not when the employees actually were terminated, but when Polaroid committed to the restructuring plan.[16]


______________________

[16] EITF No. 94-3 was effective through 2002, and was replaced in July 2002, by SFAS No. 146, entitled "Accounting for Costs Associated with Exit or Disposal Activities" (Exh. 36), which applied to exit or disposal activities initiated after December 31, 2002. SFAS No. 146 and EITF No. 94-3 differed principally with respect to the requirements for recognition of a liability for a cost associated with an exit or disposal activity. While EITF No. 94-3 required that a liability for an exit cost be recognized at the date of an entity's commitment to an exit plan, SFAS No. 146 required that the liability be recognized when the liability was incurred. However, this was not a permissible accounting method for disposal activities initiated in 2001.

         However, in the course of the Investigation of this issue, an unrelated restructuring reserve issue came to the Examiner's attention. During the fourth quarter of 2000, Polaroid reversed $5.8 million of restructuring charges that related primarily to accrued severance costs that were set up in 1997 and 1998 (the "1997 Program").[17] (Exh. 39, n. 2 to Audited Consolidated Financial Statements, "Restructuring and Other Charges," para. 7.) Without this reversal of $5.8 million, the Investigation uncovered no other evidence that Polaroid would have been in compliance with the earnings before interest, taxes, depreciation and amortization ("EBITDA")/Interest and Debt/EBITDA covenants of its Credit Agreement at December 31, 2000. (Exh. 101, "Polaroid Corporation Audit Committee Meeting, 4th Quarter Earnings and Balance Sheet Review," 8130.) As a result of this reversal of $5.8 million, Polaroid exceeded the EBITDA/Interest covenant by $3.0 million and the Debt/EBITDA covenant by $4.0 million. Id. At December 31, 2000, after reversing the $5.8 million considered excess, there was a remaining accrual of $5.1 million under the 1997 Program relating to a series of cash payments that Polaroid intended to make in 2001 to certain employees who were terminated in 2000. (Exh. 39, n. 2 to Audited Consolidated Financial Statements "Restructuring and Other Charges," para. 7.)

         Carl Lueders, Polaroid's acting CFO at the time the reversal in question took place, testified with regard to the process employed by Polaroid in reviewing its reserve requirements:

         We have a process. The process was one of looking at our reserve requirements in each area that we had reserves or reserve requirement needs and evaluating the adequacy of those reserves. So that was a process we did on an ongoing basis . . .


_______________________

[17] The total accrued severance costs of the 1997 Program were approximately $202.0 million. (Exh. 39, footnote 2 to Audited Consolidated Financial Statements "Restructuring and Other Charges," para. 1.)

         So that process was a -- was one that we would engage in on an ongoing basis and we would have a number of conversations with the appropriate parties throughout the process . . .

         So it's just a process out of which emerges what the reserve requirements are... the process that I believe I would have gone through is one of looking at what the remaining obligations under this program were, and then comparing that to the reserve we had on the books.


(Exh. 111, Deposition Testimony of Carl Lueders, P. 78, Lines 14 - 19, P. 79, Lines 3 - 6, P. 85, Lines 15 - 17, P. 93, Lines 23 - 25, P. 94, Lines 2 - 3.)

         Polaroid, with respect to the appropriateness of this reversal in connection with its calculation of the compliance under its Credit Agreement covenants, sought the advice of Simpson Thacher & Bartlett LLP, its then outside legal counsel. Thus, on January 22, 2001, at the time when Polaroid was in the process of preparing its Form 10-K for the year 2000, Marissa Wesely of Simpson Thacher sent an e-mail to Louise Cavanaugh of Polaroid stating that:

         nowhere in the definition or, as far as I can tell, elsewhere in the agreement, is the treatment of reversal of reserves addressed, leading one to conclude that they should be treated in accordance with GAAP pursuant to the basic Credit Agreement rule.


(Exh. 37, E-mail re: Consolidated Net Income, KPMG 07938.)

         Furthermore, in SAB No. 100, Topic 5P1, Question 6, the SEC staff states:

         The Consensuses contemplate completion of an exit plan within a time period that indicates that significant changes in the exit plan are unlikely. In order to satisfy that condition, the staff believes that management must be able to make reasonable estimates of the exit costs and involuntary employee termination benefits, and that those estimates would not be likely to change materially within that time period. Today's dynamic and constantly changing business environment often affects a company's ability to identify exit activities to be undertaken and estimate exit costs and involuntary employee termination benefits to be incurred after the commitment date with sufficient precision and specificity to permit the accrual of those costs at the commitment date under the Consensuses. Thus, the staff generally believes that the further out an exit activity is from the commitment date, the greater the risk that either all or part of the exit plan will be materially revised in response to events or circumstances that are reasonably likely to occur. Furthermore, the staff also observes that many of the illustrative examples in EITF 94-3 assume completion of significant actions within one year of the commitment date. Therefore, the staff believes that a rebuttable presumption exists that the exit plan should be completed and the exit costs and involuntary employee termination benefits incurred within one year from the commitment date. . . . The staff recognizes, however, that an exit plan might not be completed within one year of the commitment date due to circumstances outside the company's control. Circumstances outside the company's control would include, for example, legal or contractual restrictions on the company's ability to complete the exit plan, such as existing union contracts or enacted legal restrictions concerning the length of notice required to involuntarily terminate employees. In such circumstances, management should have appropriate evidence and support for concluding that execution of its plan will not be materially affected by intervening developments and that reasonable estimates of the nature, timing, and amount of exit costs and involuntary employee termination benefits can be made so far in advance.

(Exh. 38, P. 6.)

         As disclosed by Polaroid in its Form 10-K for the fiscal year ended December 31, 2000 (Exh. 39, n. 2 to Audited Consolidated Financial Statements "Restructuring and Other Charges," para. 7), certain employees were still being terminated in 2000 under the 1997 Program, a period of two to three years after its commitment to involuntarily terminate certain employees. Also, the Investigation uncovered no evidence that the 1997 Program could not be completed within one year of the commitment date due to circumstances outside of Polaroid's control.

Conclusion

         Based on the evidence uncovered in the Investigation, the Examiner found that the accounting treatment described by Mr. Lockwood did not result in a material undervaluation of the Debtors' assets. First, the recording of the $80.0 million restructuring reserve in the first quarter of 2001 was appropriate. Second, placing the $80.0 million in a deferred asset account and amortizing/reducing such account as actual costs were incurred, as suggested by Mr. Lockwood, would not have been consistent with GAAP.

         However, the reversal of the $5.8 million excess restructuring reserve in the fourth quarter of 2000 would have been more appropriately made in an earlier period. In accordance with the guidance provided by SAB No. 100 described above, the 1997 Program should have been completed, and adjustments should have been made to the restructuring reserve, by the end of 1999 at the latest. By waiting until the fourth quarter of 2000 to reverse the $5.8 million excess restructuring reserve, Polaroid created the appearance that the restructuring reserve was reversed at that later time to avoid earlier defaults under the Credit Agreement debt covenants.

         C.   Debt Reclassification
              ---------------------

         In the Request dated October 30, 2002, Mr. Lockwood questions the appropriateness and timing of the classification of Polaroid's debt as short-term or long-term. He posits whether the reclassification of long-term debt to short-term was done to enable the Debtors to file their Voluntary Petitions on the Filing Date. (Exh. 2, P. 1, para. 2.)

Commentary

                  1.   Issues Raised in the Requests
                       -----------------------------

         A summary of the short-term and long-term debt reported by Polaroid with respect to the four quarters before the Filing Date is presented in Table 7 (prepared by the Examiner).

         As disclosed in Polaroid's Form 10-K for the year ended December 31, 2000, the Credit Agreement and the U.K. Credit Agreement (collectively, the "Credit Agreements") required Polaroid to maintain financial ratios related to the maximum level of debt to EBITDA and minimum interest coverage. In addition to the financial ratios, the Credit Agreements included certain other restrictions. The indentures pursuant to which the 2002 Notes, the 2006 Notes and the 2007 Notes were issued contained cross-default provisions related to the Credit Agreements. Therefore, Polaroid's default under the Credit Agreements would trigger the cross-default provisions in the 2002 Notes, the 2006 Notes and the 2007 Notes, and if such defaults were not cured within 30 days, the Notes would be immediately due and payable.

         As of December 31, 2000, Polaroid reported compliance with its covenants under its respective debt agreements. As discussed above, subsequent to December 31, 2000, Polaroid determined that violations of certain debt covenants would occur during the first quarter of 2001, and its forecasted financial information indicated that these covenants would not be met through December 31, 2001.

         Effective as of February 16, 2001, Polaroid obtained waivers to the Credit Agreements, which waived defaults and potential defaults of the financial ratio covenants through May 15, 2001 - an approximately 3-month period. The Form 10-K for the year ended December 31, 2000 indicated that although Polaroid is negotiating with its existing lenders:

         if the Company is unsuccessful in its negotiations with its existing lenders, the lenders will have the right to demand repayment of their loans when the waivers expire, because the Company believes it will then be in default of the Amended Credit Agreement and the U.K. Credit Agreement. In addition, if the lenders under the Amended Credit Agreement and the U.K. Credit Agreement were to demand repayment of their loans, the Company could also be required to repay the amounts of debt outstanding that were issued under the Company's indentures because of the cross-default provisions in the indentures. There can be no assurance that the Company's existing lenders will agree to extend the waivers or to amend the Amended Credit Agreement or the U.K. Credit Agreement in order to eliminate the potential covenant violations that are expected to exist when the waivers expire or that the Company will be able to raise the required funds to refinance the Amended Credit Agreement and the U.K. Credit Agreement at maturity or earlier if the waivers expire without an extension or amendment in place and the lenders demand repayment of their loans under these agreements. The Company is considering all of its options with respect to amending and refinancing the Amended Credit Agreement, the U.K. Credit Agreement and the 2002 Notes due January 15 and has retained a financial advisor to assist it with these matters. The Company is currently involved in negotiations with its existing lenders with respect to amendments to the Amended Credit Agreement and the U.K. Credit Agreement and with several other financial institutions with respect to the possible refinancing of these agreements and the 2002 Notes. Based on these negotiations, the Company believes that it will be able to either extend the waivers or obtain amendments of the Amended Credit Agreement and the U.K. Credit Agreement through December 31, 2001 prior to the expiration of the waivers. The Company expects to complete the refinancing of the Amended Credit Agreement, the U.K. Credit Agreement and, if necessary, the 2002 Notes, in the second half of 2001.


(Exh. 39, "Financial Liquidity and Capital Resources" Section, para. 12-13.)

         On March 24, 2001, the KPMG audit team held a telephone conversation with DKW and consultants with KPMG's Corporate Recovery Practice.[18] (Exh. 68, Meeting notes of telephone conference with Wasserstein, 3/24/01, KPMG 07600.) KPMG's memorandum of the discussion (Exh. 68, KPMG 07600-07602) included, among others, the following comments:

         KPMG asked Wasserstein to assign a probability to the success of the current negotiations with the potential ABL lenders.
         Wasserstein assigned a 90% + probability that the negotiations would be successful . . . . After removing certain


_______________________

[18] KPMG's audit team asked the KPMG Corporate Recovery Practice for assistance in considering Polaroid's existing debt structure, assessing the status of negotiations with the Lenders, and analyzing certain assumptions surrounding the proposed asset-base lending arrangements, and assessing the projected cash flows provided by Polaroid.

         receivables, the asset base is still viewed as sufficient to sustain a
         $450.0 million borrowing. . . . KPMG inquired as to why the waiver periods have been relatively short (i.e., only through May 15, 2001 and not through December 31, 2001). Wasserstein indicated that the lenders are taking advantage of the opportunity to maintain a level of control in the current negotiation process. The fact that the banks are willing to give the second waiver (or extend) through May 15, 2001 is viewed as a very positive sign by Wasserstein.[19] According to Wasserstein, the shortness of the waiver period should not be viewed as a negative indication of the negotiation process or relationships with the bank. . . . Overall, Wasserstein indicated that the negotiation process and refinancing process is expected to be successful.


(Exh. 68, KPMG 07601.)

         Based on the foregoing, KPMG concluded in its memo:

         Therefore, these discussions support our conclusion that there is not substantial doubt that the Company will continue as a going concern through December 31, 2001.


(Exh. 68, KPMG 07602.)

         A KPMG Corporate Recovery Memorandum dated March 30, 2001 (Exh. 69, KPMG 07597-07599) concluded that:

         based on our analysis of the asset base calculations and related sensitivity analysis[20] and based on discussions with Wasserstein, we believe it is probable that Polaroid will successfully secure an ABL financing prior to the LOC [i.e., the Credit Agreements] maturity date (1/1/02). Additionally, after considering advance rates that would be significantly less than those normally extended in asset based lending arrangements, and removing certain foreign assets from the Company's borrowing base, we believe the Company's borrowing base will be sufficient to (i) refinance the existing revolver and (ii) maintain


_______________________

[19]   Examiner's Note:  In fact, this was the first waiver.

[20] Such analysis contemplated various borrowing base outcomes resulting from differing advance rates and included assets.

         sufficient funds available to service working capital needs through
         January 1, 2001 (sic)[21]. . . . The existing bank's extension of waivers to May 15th is a positive sign. Wasserstein has indicated that the relatively short period of the waivers is due to the lender's attempt to maintain some level of control over the current ABL negotiation process.


(Exh. 69, KPMG 07598.)

         KPMG's reliance on the represented likelihood of Polaroid's refinancing success, in considering the going concern issue, was corroborated by the following testimony of Alfred Woollacott, III, KPMG's Audit Partner, responsible for the 2000 audit of Polaroid Corporation:

         Q. Did you believe that unless you were pretty certain that they [i.e., Polaroid] could get refinancing done, there could not be a clean opinion?

         A. In any determination of whether you have a clean opinion or not, there is a lot of facts and circumstances and that was a critical factor.

         Q. Did you understand at the beginning of your process of auditing this issue that the failure to be pretty certain that they would be able to refinance would overwhelm any of the other considerations?

         A. Yes, it was significant.

         Q. That was the key question, wasn't it?

         A. Yes.

         Q. Now, you have testified that the failure to be pretty certain that they would get a refinancing would have overwhelmed the other circumstances and you wouldn't have been able to give a clean opinion?

         A. Yes.


_______________________

[21]    Examiner's Note:  It is assumed that the intended date was 2002.

(Exh. 117, Deposition Testimony of Alfred Woollacott, III, P. 65, Lines 14 - 25, P. 66, Lines 2 - 10.)

         Although KPMG's "Meeting Notes of Telephone Conference with Wasserstein 3/24/01," attributed to Durc Savini the "90%+" probability assessment with regard to the refinancing success, Mr. Savini testified that he does not recall the contents of his conversation with KPMG and "specifically saying 90 percent plus." (Exh. 114, Deposition Testimony of Durc Savini, P. 84, Lines 3 - 5.) Henry Miller, one of the two senior members of DKW's Polaroid team at the time of the refinancing efforts in question, testified in reference to the "90% +" probability assessment:

         I am not sure I ever heard anything of that kind. Does not sound like Durc [Savini] to me, does not sound like something like Durc [Savini] or Mr. Savini would have said.


(Exh. 112, Deposition Testimony of Henry Miller, P. 91, Lines 3 - 6.)

                       *     *     *     *     *

         A document dated January 9, 2001 entitled Suggested Meeting Agenda (Exh. 71, Suggested Meeting Agenda, Tuesday, January 9, 2001, MBL 000235) appears to refer to a due diligence session at Polaroid's offices involving DKW personnel who assisted Polaroid in its refinancing efforts.

         On or about March 16, 2001, requests for financing proposals were sent by DKW on Polaroid's behalf to a group of selected asset-based lenders (Exh. 72, Letter Requests for Financing Proposals), including, among others, Citibank and Fleet. Responses to requests for financing proposals were received from certain lenders and are summarized in a DKW document dated March 2001. (Exh. 73, Polaroid. Comparison of Refinancing Proposals, Terms and Conditions, March, 2001). All the financing proposals summarized in Exh. 73 are identified as being subject to a variety of conditions, including due diligence. (Exh. 73, P. 9-10.)

         From among the group of prospective lenders thus contacted, at least Citicorp and Fleet delivered presentation materials to Polaroid, dated March 2001 and March 26, 2001, respectively (Exh. 74, Presentation to Polaroid Corporation, March 2001, Citibank, NP 07117-07141, NP 07150-07153; Exh. 75,
Polaroid, Financing Discussion, March 26, 2001, NP 07171-07207). The Situation Analysis section of the Citibank presentation materials contains the following statement:

         Polaroid needs to refinance its existing senior secured bank debt facilities maturing on 12/31/01 and its next bond maturity at 1/15/02 as soon as possible to assure ongoing liquidity and to avoid a qualified accountant's opinion.


(Exh. 74, P. 6, NP 07153.)

         Furthermore, the proposed timetable in Citibank's presentation materials specifies the week of April 9, 2001 as the target date for the delivery of the financing commitment (Exh. 74, P. 32, NP 07141). Based on the documents reviewed by the Examiner it appears that the due diligence phase was commenced by potential lenders some time in April, as suggested by the date of the Polaroid document dated April 2001 entitled "Refinancing Kick-off Session" (Exh. 76, 5913-6025). The Investigation uncovered no evidence indicating that, as of March 24, 2001, Polaroid had in fact obtained a financing commitment from a potential asset-based lender.

                  2. Issues Relating to KPMG's Audit Opinion for the Financial Statements From the Year Ended December 31, 2002
                       ------------------------------------------------

         The testimony by Kenneth Tuchman of DKW indicates that the issuance of an auditor's opinion with a going concern qualification could have impacted the sale process of the Company by raising questions about the overall viability of the business in a potential buyer's mind (Exh. 115, P. 38, Lines 12 - 21, P. 38, Lines 23 - 25, P. 39, Lines 2 - 10). Mr. Miller stated that a going concern qualification would have complicated the story, although it would not, in and of itself, have meant the end of the refinancing process (Exh. 112, P. 87, Lines 3 - 13). Mr. Savini indicates in his testimony that a going concern qualification perhaps would have made it more difficult to obtain asset-based loans (Exh. 114, P. 51, Lines 3 -8). Elsewhere in his deposition, Mr. Savini stated in reference to the possible going concern qualification:

         It was a major consideration in how we were going to proceed. We would have, we believed, more difficulty in obtaining the financing if the opinion were there.


(Exh. 114, P. 63, Lines 8 - 11.)

         According to Mr. Tuchman, he was informed that KPMG was considering issuing a going concern qualification with regard to the Company's 2000 year-end financial statements by either Gary DiCamillo, the CEO of Polaroid, or Neal Goldman, Polaroid's general counsel and secretary (Exh. 115, P. 35, Lines 22 - 25, P. 36, Lines 2 - 14). Mr. Tuchman then spoke to Mr. Savini "and just alerted him to the issue with the understanding that he would at least plug in with the company to see if there was anything we needed to do." (Exh. 115, P. 42, Lines 19 - 22.) Mr. Tuchman also stated that he asked Mr. Savini to call the Company "and see if there was anything that we could do." (Exh. 115, P. 43, Lines 22 - 23.) However, Mr. Savini testified that:

         Someone from the company [Polaroid] must have indicated to me that their auditors wanted to have a conversation with us . . . . Could have been Andra Bolotin, could have been Carl Lueders.


(Exh. 114, P. 67, Lines 2 - 7.)

         Mr. DiCamillo did not speak to the partner at KPMG in charge of Polaroid's audit about this issue. (Exh. 106, Deposition Testimony of Gary DiCamillo, P. 65, Line 25 - P. 68, Line 18.) Instead, Mr. DiCamillo spoke with Stephen Butler, the then Chairman and Chief Executive Officer of KPMG, with whom Mr. DiCamillo had served on the board of a not-for-profit organization. Mr. DiCamillo testified that he called Mr. Butler to ascertain KPMG's concerns regarding the going concern issue, and that Mr. Butler told him that KPMG's concerns relating to going concern had to do with the bank loan refinancings. Id. The Examiner attempted to contact Mr. Butler[22] through KPMG's counsel to discuss his communication with Mr. DiCamillo, but Mr. Butler did not wish to speak with the Examiner.

         According to Mr. Savini's testimony, the issue as to whether KPMG would render a going concern qualification for Polaroid was "subject of quite a bit of discussion in the March time frame." (Exh. 114, P. 51, Line 16.) Mr. Savini appears to have been aware that Polaroid's refinancing prospects played such a prominent role in KPMG's consideration of the going concern issue. (Exh. 114, P. 55, Lines 15 - 17.) Mr. Savini had a number of conversations with Mr. Miller on the going concern issue:



_______________________

[22] KPMG's counsel has represented to the Examiner that Mr. Butler retired from KPMG.

         Because there was a period of time, I don't know, it might have been weeks, when this issue loomed. And it was something we were going to contend with.


(Exh. 114, P. 62, Lines 9 - 12.)

         In its "Polaroid Corporation. Going Concern Assessment Memo. December 31, 2000" (Exh. 77, KPMG 07584-07596), KPMG concluded:

         After considering the identified conditions and events and management's plans for refinancing, we have not concluded that there is substantial doubt about Polaroid's ability to continue as a going concern for the period of 12 months subsequent to the balance sheet date. We have read the MD&A and footnotes to the financial statements to ensure that there is adequate disclosure of the Company's current situation. In addition, we conclude it is likely that management's plans as outlined in this memorandum will be effectively implemented and it is likely that the adverse financial consequences currently facing the Company will be mitigated for a reasonable period of time not to exceed one year subsequent to the balance sheet date.


(Exh. 77, KPMG 07596.) As a result, an unqualified opinion, with no going concern qualification, was issued by KPMG.

         On May 7, 2001, KPMG met with Polaroid's management to discuss the current status of the refinancing and waiver efforts in connection with their review of Polaroid's Form 10-Q for the quarter ended March 31, 2001. In the "Meeting Notes May 8, 2001 meeting re: refinancing" (Exh. 78, KPMG 03912-03913) of the May 7, 2001 meeting, KPMG noted that "Wasserstein's impression of the efforts is still the same (positive)." (Exh. 78, KPMG 03913.) Effective May 15, 2001, the waivers to the Credit Agreements were extended to July 12, 2001, a period of approximately two months.

         Polaroid's Form 10-Q for the quarter ended March 31, 2001 was filed on May 16, 2001. As indicated in Table 7 (prepared by the Examiner), in that Form 10-Q the 2002 Notes were reclassified to short-term, since their maturity was less than one year. Polaroid stated in its Form 10-Q for the quarter ended March 31, 2001 that it:

         is currently involved in negotiations with certain financial institutions with respect to refinancing the Amended Credit Agreement, the U.K. Credit Agreement, and, if necessary, the 2002 Notes and has retained a financial advisor to assist it with these matters. The Company expects that the implementation of its refinancing strategy and its plans to reduce costs and generate cash flow will provide the liquidity necessary to retire the 2002 Notes. Based on the status of its negotiations, the Company expects [emphasis added] to complete the refinancing of the Amended Credit Agreement, the U.K. Credit Agreement and, if necessary, the 2002 Notes in the second half of 2001.

         Subject to the refinancing of the Amended Credit Agreement, the U.K. Credit Agreement and, if necessary, the 2002 Notes, the Company believes that the availability of funds under the Amended Credit Agreement and any related refinancing, including the 2002 Notes, combined with funds generated from operations and proceeds from the sale of assets, will be adequate to meet working capital needs and fund the maintenance of existing operations for at least the next twelve months.


(Exh. 79, Polaroid Form 10-Q for the Quarterly Period Ending April 1, 2001, Pp. 22-23.) However, the KPMG Review Report included in the April 1, 2001 Form 10-Q was unqualified, with no reference to a going concern qualification.

         The documents reviewed by the Examiner include "Polaroid Discussion Materials," prepared by DKW and dated May 16, 2001 (Exh. 80,
PRD-EXAM-004173-004204). The page with a heading "Recommended Course of Action" in this document contains the following recommendation to Polaroid:

         Given early indications that Q2 will likely miss both
         Bank and Business Unit Plan targets, the refinancing alternative should be abandoned and planning for an orderly bond and bank debt restructuring, through either a prepackaged or preplanned chapter 11 process, should be begin
         (sic) earnest (sic).


(Exh. 80, P. 20, PRD-EXAM-004194.)

         The Company's expectations on or around May 16, 2001 as to the refinancing as reflected in Polaroid's Form 10-Q for the quarter ended April 1, 2001 contrasted with the recommendation of the Company's refinancing advisors as reflected in the aforementioned "Polaroid. Discussion Materials."

         The testimony by the members of DKW's Polaroid team suggests that they were unaware of this discrepancy both at and subsequent to the time when Polaroid's Form 10-Q for the quarter ending April 1, 2001 was filed (see Exh. 112, P. 66, Lines 14 - 25, P. 67 - 75, P. 76, Lines 2 - 9; Exh. 115, P. 86,
Lines 8 - 25, P. 87 - 111, P. 112, Lines 1 - 7 and Exh. 114, P. 114, Lines 23
- 25, P. 115 - 137, P. 138, Lines 2 - 22).

         Carl Lueders, Polaroid's then-acting CFO who signed the Company's form 10-Q for the quarter ended April 1, 2001, described this discrepancy as follows:

         [10-Q] has to be filed on that date. If you get a piece of information that comes in on the date, or whatever, I'm not sure that I'd seen this on the date that it was filed, to me it would be irresponsible to just instantly change what's in the Q without having given this due process and consideration. So what I'm saying is that if I had seen this, I don't know that I would have changed what was in the Q, because this is a pretty heavy recommendation. And it needed to be appropriately evaluated, discussed, communicated to the appropriate people within the company, and assessed, evaluated, before buying into it. And that kind of a time frame was not consistent with the Q time frame.

(Exh. 111, P. 165, Lines 24 - 25, P. 166, Lines 2 - 16.)

         Stephen Kaufman, a Polaroid director and a member of the Board's Finance Committee at the time of the refinancing efforts discussed herein, testified that, in May 2001, he did not think that a financing institution that was not a Lender "would step in [to provide refinancing] at that point." (Exh. 110, Deposition Testimony of Stephen Kaufman, P. 99, Line 25, P. 100, Line 2.)

         The Lenders were approached by Polaroid at the end of 2000 and during 2001 to negotiate amendments and waivers to the Credit Agreement, due to Polaroid's inability to comply with the terms thereof. Company documents and the testimony and interviews of a number of witnesses, including those representing the Lenders, make clear that while the Lenders were willing to, and did, execute a variety of waivers and amendments during this period, they were unwilling to extend the December 31, 2001 final bank debt maturity, primarily because of the Company's deteriorating financial condition and shrinking borrowing base. Furthermore, as Polaroid's financial condition continued to deteriorate in 2001, the Lenders grew skeptical that Polaroid, in the then-current lending environment and given its insufficient borrowing base, would be able to refinance its pending debt maturities with identified prospective asset-based lenders, including Citibank and Fleet.

         KPMG appears to have relied heavily on DKW's assessment as to the likelihood of Polaroid's refinancing success, and in arriving at its conclusions regarding debt reclassification and going concern as of April 1, 2001. The Investigation has not uncovered any evidence from the Company, DKW and/or KPMG regarding the change in DKW's assessment as to the refinancing success probability, other than the DKW presentation material, that could have prompted the auditors to revisit their conclusions as to the debt classification and going concern of Polaroid as of April 1, 2001.

                3.   Issues Relating to Polaroid's Interest Payments Defaults
                     --------------------------------------------------------

         On July 12, 2001, the waivers to the Credit Agreements were extended from July 12, 2001 to October 12, 2001. (Exh. 102, Polaroid Corporation Form 10-Q for the quarter ending July 1, 2001, P. 8.) One of the conditions for the waivers was that Polaroid not make the July 15, 2001 or the August 15, 2001 interest payments on its Notes. (Exh. 102, P. 8.) On July 16, 2001, Polaroid did not make the scheduled interest payments on its 2002 Notes and its 2007 Notes and it stated in its Form 10-Q for the quarter ending July 1, 2001 that it would not make the scheduled interest payment on its 2006 Notes. (Exh. 102, P. 5.)

         The failure to make the interest payments constituted defaults under the Notes, which if not cured within 30 days of their occurrence, would become events of default and give the holders the right to accelerate the maturity of the principal and all past due interest. (Exh. 102, P. 5.) Polaroid subsequently did not make the August 15, 2001 interest payment on the 2006 Notes and did not cure the defaults on all the Notes at a later date. In its Form 10-Q for the quarter ending June 30, 2001, Polaroid announced its intention to negotiate a potential debt restructuring with the holders of the Notes and stated that, as of the date of the filing of the Form 10-Q on August 16 2001, it had not received notice that any holder of the Notes had taken any action to accelerate the maturity thereof. (Exh. 102, P. 6.) The Investigation did not uncover evidence indicating that the Notes were accelerated at a later date. The financial statements included in the Form 10-Q for the quarter ending June 30, 2001 continued to classify the 2006 and 2007 Notes as long-term. (Exh. 102, P. 3.) The KPMG Review Report, however, at that time, included a going concern qualification. (Exh. 102, P. 18.)

         For the quarterly period ended September 30, 2001 (KPMG 13277-13329), the 2006 Notes and the 2007 Notes were classified as current (short-term) and the KPMG Review Report included a reference to going concern qualification (Exh. 81, KPMG 13299). On October 12, 2001, the Debtors filed their Voluntary Petitions.

         The accounting for the classification of debt is governed by the following:

         SFAS No. 6                    Classification of Short-Term Obligations
                                       Expected To Be Refinanced

         SFAS No. 78                   Classification of Obligations that
                                       are Callable by the Creditor

         EITF Issue 86-30              Classification of Obligations when a
                                       Violation is Waived by the Creditor

SFAS No. 78:

         specifies the classification of long-term obligations that are or will be callable[23] by the creditor either because the debtor's violation of a provision[24] of the debt

_______________________

[23] An obligation is callable at a given date if the creditor has the right at that date to demand, or to give notice of its intention to demand, repayment of the obligation owed to it by the debtor.

[24] A violation of a provision is the failure to meet a condition in a debt agreement or a breach of a provision in the agreement for which compliance is objectively determinable, whether or not a grace period is allowed or the creditor is required to give notice of its intention to demand repayment.

         agreement at the balance sheet date makes the obligation callable or because the violation, if not cured within a specified grace period, will make the obligation callable. Such callable obligations are to be classified as current liabilities unless one of the following conditions are met:


         a. The creditor has waived or subsequently lost the right to demand repayment for more than one year (or operating cycle, if longer) from the balance sheet date.

         b. For long-term obligations containing a grace period within which the debtor may cure the violation, it is probable that the violation will be cured within that period, thus preventing the obligation from becoming callable.


(Exh. 82, SFAS No. 78, P.1.)

         Effective February 16, 2001, Polaroid entered into three-month waiver to its Credit Agreements, which waived defaults and potential defaults of certain financial ratio covenants. However, the duration of the waivers was irrelevant to the classification of the debt under the Credit Agreements as long-term or short-term, because the Credit Agreements were scheduled to mature on December 31, 2001, thus requiring the indebtedness to be classified as current, i.e., short-term.

         The indentures under which the Notes were issued contained cross-default provisions to the Credit Agreements. (Exh. 102, P. 6.) Thus, if the lenders under the Credit Agreements were to demand repayment of their loans, Polaroid could also have been required to repay the Notes. Nevertheless, the 2006 and 2007 Notes were classified as long-term for all periods covered by short-term waivers until September 30, 2001, the period when defaults occurred under the indentures as a result of the failure to make scheduled interest payments in July and August 2001. In the September 30, 2001 financial statements included in a draft Form 10-Q which does not appear to have been filed with the SEC (Exh. 81), the 2006 and 2007 Notes were classified as current (i.e., short-term). Based on the Examiner's analysis, it appears that the rationale provided by Polaroid and KPMG for the classification of the 2006 and 2007 Notes was as follows:

         1. At December 31, 2000, Polaroid was in compliance with its Credit Agreement debt covenants and the violations occurred after the balance sheet date but before the release of the financial statements. In this situation, reclassification was not required.

         2. At April 1, 2001 and July 1, 2001, although defaults to covenants under the Credit Agreements had occurred, they were waived under short term-waivers and the holders of the Notes had not called the Notes. In this situation, reclassification was not required.

         3. At September 30, 2001, defaults had occurred under the indentures to the Notes in the three months ended September 30, 2001 and no waiver had been obtained. The 2006 and 2007 Notes were reclassified as current even though the holders of the Notes had not called the Notes.

         With respect to April 1, 2001 and July 1, 2001, SFAS No. 78 specifically defines a violation of a provision of a debt agreement as one that is or can, if the violation is not cured, become callable by the creditor. The obligation is not required to be actually called but is callable. Thus, the repayment of the debt is no longer under the control of the debtor. If a waiver is obtained, SFAS No. 78 requires that the waiver cover a period for more than one year from the balance sheet date. The defaults or the potential defaults occurred under the covenants to the Credit Agreements and short-term waivers were obtained. This would enable the Credit Agreements to become callable within one year and would trigger the cross-default provisions of the indentures to the Notes. For accounting purposes, the reclassification of long-term debt as current is based on the length of the waiver and when the debt or related debt may become callable, and not when actually called.

                       *       *       *       *       *

         There appears to be no statutory authority that requires a corporation to reclassify its long-term debt to short-term and/or then default on such debt to meet the good faith requirement for filing its bankruptcy petition. Section 1129(a)(3) of the Bankruptcy Code requires that "[t]he plan has been proposed in good faith and not by any means forbidden by law."[25] However, a debtor's financial circumstances, including its debt situation, is a factor the bankruptcy courts look at in determining whether the debtor has met the good faith requirement in filing for bankruptcy. In in re SGL Carbon Corp.,[26] the court found that a debtor's filing was not in good faith when the debtor's financial disclosure documents noted that it had assets of $400 million and liabilities of only $276 million, with a net worth of $124 million.[27] The court in SGL Carbon also noted that the debtor presented no evidence that it was having difficulty meeting its debt obligations as they came due, that it had any overdue debts or that it had defaulted on any debts.[28] The court concluded that the debtor's motivation for filing bankruptcy was to frustrate an anti-trust suit that had been filed against it by a creditor.[29] The court also added that the filing lacked a "valid reorganizational purpose" and that unlike the asbestos suit cases such as in re Johns-Manville Corp.,[30] the debtor in SGL Carbon faced a known and finite number of suits.

         However, in SGL Carbon, the court clarified that it was not holding that a company may not file for Chapter 11 until after a massive judgment had been entered against it, but that there

_______________________

[25]     See 7 Collier on Bankruptcy, (15th ed. rev. 2003).

[26]     200 F.3d 154 (3d Cir. 1999).

[27]     Id. at 166.

[28]     Id.

[29]     Id. at 169-170.

[30]     36 B.R. 727 (Bankr. S.D.N.Y 1984).

must be some showing that the debtor is experiencing serious financial and/or managerial difficulties at the time of the filing.[31] The court also added that in determining whether a plan was filed in good faith there is "no list [that] is exhaustive of all the factors which could be relevant [in] analyzing a particular debtor's good faith."[32]

Conclusion

         The Examiner found that the 2006 and 2007 Notes would have been more appropriately classified as current by Polaroid both at April 1, 2001 and July 1, 2001. With respect to December 31, 2000, the applicable accounting literature does not specifically address the reclassification of long-term debt as current when a default occurs after the balance sheet date, but before the financial statements are issued. However, SFAS No. 6 "Classification of Short-Term Obligations Expected to be Refinanced" does provide an illustrative example of a situation in which if an event occurs after the balance sheet date, but before the financial statements are issued, the long-term debt would be classified as short-term if certain conditions were met.

         Since at the date when Polaroid's December 31, 2000 Financial Statements were issued the Credit Agreements and Notes (under the cross-default provisions) could have become callable during 2001, the Examiner found that it would have been more meaningful and credible to have classified the Notes as current at December 31, 2000.


______________________

[31]     See SGL Carbon, 200 F.3d at 164.

[32]     Id. at 166.

         Based on the evidence uncovered during the Investigation, the classification of the Notes as current at December 31, 2000, or at April 1, 2001, at the latest, would likely have resulted in the issuance of a going concern qualification by KPMG at each date.

         According to its "Going Concern Assessment Memo-December 31, 2000" and based on information uncovered in the Investigation, KPMG relied heavily on the representations from DKW that there was a "90% +" probability that negotiations to obtain asset-based financing would be successful.

         The Examiner found that KPMG's reliance on DKW was unsubstantiated, as KPMG did not have tangible documentation to support Polaroid's ability to consummate the refinancing. Under SFAS No. 6 "Classification of Short-Term Obligations Expected to be Refinanced," the ability to consummate the refinancing must be demonstrated, before the financial statements are issued, through the issuance of a long-term obligation or equity securities, or the enterprise should have entered into a financing agreement that meets certain conditions. KPMG should have performed additional procedures to satisfy themselves with regard to the "90% +" assessment by DKW, such as, requesting term sheets, reviewing drafts of the proposed loan documentation and interviewing prospective lenders.[33]

         The Examiner found that the issues discussed above relating to the timing of the valuation allowance with respect to deferred taxes, timing of the reversal of the restructuring reserve at December 31, 2000, the ability to successfully complete a refinancing and the

_______________________

[33] The Examiner did not uncover evidence indicating that any such documentation existed.

classification of debt were important elements in the determination of the appropriateness for a going concern opinion at December 31, 2000. Taken individually, perhaps each one could have been overcome by mitigating factors. Nevertheless, the cumulative weight of these issues, taken together, should have been viewed as raising serious issues respecting Polaroid's ability to continue as a going concern through December 31, 2001. In fact, Polaroid did not continue as a going concern throughout that period, in light of the Debtors' Chapter 11 filings. The real issue, contrary to Mr. Lockwood's assertion in the Requests that certain debt was prematurely reflected as current to justify a bankruptcy filing, was whether substantial amounts of long-term debt should have been reclassified as current at December 31, 2000, or at April 1, 2001 at the latest, in order for the financial statements to be in compliance with GAAP.

         Finally, there appears to be no statutory authority that requires a corporation to reclassify its long-term debt to short-term and/or then default on such debt to meet the good faith requirement for filing its bankruptcy petition.

         D.   Gain on Sale of Real Estate
              ---------------------------

         In the Request dated October 30, 2002, Mr. Lockwood states that "[Polaroid] failed to report $40.0 million gain on the sale of real estate." (Exh. 2, P. 1, para. 3.) In his letter to the Bankruptcy Court dated November 17, 2002, Mr. Lockwood clarifies this comment and states that in the second quarter of 2001, Polaroid discloses a $40.0 million gain from the sale of real estate. (Exh. 3, P. 2, para. 2). He continues:

         As part of the sales [sic] agreement, the Company entered into a lease agreement for up to seven years. The Company deferred $22 million of the reportable gain which it will realize or receive ratably over the life of the lease. This deferred $22.0 million should have been recorded as accrued revenue at the time of the lease agreement and a deferred asset account established and reduced as the $22 million was received ratably over the life of the lease. As a result of the improper reporting, profit was understated $22 million during the second quarter of 2001.

(Exh. 3, Pg.2, para. 3.)


Commentary

         The sale-leaseback transaction referred to by Mr. Lockwood occurred during the second quarter of 2001. Of the $40.0 million gain that was reported, $18.0 million was recognized in the second quarter of 2001 and $22.0 million was deferred to be recognized ratably over the term of the lease. The $22.0 million gain was deferred as Polaroid leased back a major portion of the property that was sold. Of the $69.0 million sale price, $15.0 million was deferred (not paid), which consisted of deposits of $14.0 million and an environmental contingency of $1.0 million. These amounts would be paid to Polaroid as certain conditions were met. The accounting for sale-leaseback transactions is governed by:

         SFAS No.13        Accounting for Leases

         SFAS No. 28       Accounting for Sales with Leasebacks

         SFAS No. 66       Accounting for Sales of Real Estate

         SFAS No. 98       Accounting for Leases


         The total gain of $40.0 million was based on the selling price of the property sold less the net book value of the property and the estimated move and environmental restoration costs. The above accounting literature provides that the gain to be recognized currently is the amount of the gain in excess of the present value of the minimum lease payments if the lease is classified as an operating lease and the lease is not considered minor. The lease was classified as an operating lease and was not minor, since Polaroid leased back a major portion of the property it sold. For accounting purposes, the recognition of the deferred profit over the term of the lease is not dependent on the timing of the receipt of the cash that had been withheld.

Conclusion

         The net present value of the minimum lease payments over the seven-year lease term entered into by Polaroid was $22.0 million, the Examiner found that it was appropriately deferred by Polaroid to be recognized ratably over the term of the lease as required by GAAP. The excess of the total gain of $40.0 million over the net present value of the minimum lease payments, $18.0 million, was appropriately recognized in the second quarter of 2001, the period in which the sale-leaseback transaction was consummated.

         E.   Gross Margin Decline
              --------------------

         In the Request dated November 17, 2002, Mr. Lockwood states that:

         In the second quarter of 2001, the Company's gross profit margin decreased to 28% of net sales compared with 46% in the second quarter of 2000. This 18% increase in the cost of goods sold was attributed to the impact of higher manufacturing costs caused by reduction in the Company's production schedules, liquidation of certain slow-movers or discontinued models and product lines. Prospective bidders would need to see additional Form 10-Q filings with the SEC to monitor the gross profit margin in order to determine what value to place on the Company's manufacturing operations.

(Exh. 3, P. 2, para. 4.)

Commentary

         Table 8 (prepared by the Examiner), showing comparative information relating to net sales and gross margin,[34]illustrates Mr. Lockwood's position.

         As indicated by Mr. Lockwood and shown in Table 8, there was a significant decrease in net sales and gross margin in the second quarter of 2001 compared to the second quarter of 2000. In order to determine the trend in sales and gross margin, a comparison of such data with immediately preceding quarters is also necessary. Although sales were up in the fourth quarter of 2000 over the prior quarter, gross margin declined by 10.2%. There was little change in gross margin in the first quarter of 2001 compared to the fourth quarter of 2000 (although sales decreased dramatically from $506.0 million to $331.0 million). For the remaining quarters of 2001, margins continued to decline, reaching 12.9% in the fourth quarter.

         Polaroid has, in the past, described changes in sales and gross margin as:

         resulting from lower sales of instant film . . . offset . . . by higher sales of digital and instant cameras. . . . The decrease in sales of instant film was caused by changes in the product mix from traditional film formats to newer film formats as higher unit sales were more than offset by the impact of the lower average selling prices of the newer products.

(Exh. 39, MD&A Section, 2000 vs. 1999 Sales.)


_____________________

[34] In the fourth quarter of 2001, 50% of the gain from the termination of the retiree post-retirement benefits (approximately $115.0 million) was recorded as a reduction of cost of sales. For purposes of this presentation, the gross margin for the fourth quarter 2001 does not reflect this gain.

         The Examiner noted that during the course of the Chapter 11 Cases, Polaroid continued its plan of operational improvements that started pre-petition. New Polaroid, in its draft Form 10 dated as of July 16, 2003, discloses its cost-cutting measures which have been implemented. (Exh. 100, Pp. 80 - 84.)

Conclusion

         The Examiner found that, although the reduction in gross margin in the second quarter of 2001 as compared to the second quarter of 2000 was significant, the decrease in gross margin actually commenced in the fourth quarter of 2000 and continued throughout all of 2001. However, the Examiner uncovered no information that would indicate that Polaroid's reported amounts of gross margin were misleading or materially incorrect. In addition, the lack of public disclosure after July 1, 2001 concerning gross margin did not adversely affect the ability of qualified prospective bidders to value Polaroid's manufacturing operations due to the availability of information to such prospective bidders.

         F.   Failure to Submit Required SEC Reports
              --------------------------------------

         In the Request dated October 30, 2002, Mr. Lockwood states that:

         Polaroid's CFO failed to submit the required Form 10-Q's to the SEC for the 3rd and 4th quarters of 2001... The CFO also failed to submit an annual report for 2001, and did not file Form 10-Q's for the first and second quarters of 2002. I believe Polaroid did not file any reports with the SEC after July 1, 2001, to conceal from potential bidders the true value of their operations.

(Exh. 2, P. 1, para. 4.)

         Moreover, in his Request dated November 10, 2002, Mr. Maiorelli asserts that:

         there is a strong indication that reports to the Securities and Exchange Commission were not filed candidly or not at all. (Reference for the second petition for bankruptcy protection not reported to the `SEC' (sic) promptly) . . . the lack of openness has made it nearly impossible for the Investment Advisor and definitely impossible for the average investor to make knowledgeable decisions.

(Exh. 5, Review of Treasury Account. P. 8, para. 1.)

Commentary

         The Securities Exchange Act of 193435 (the "Exchange Act") requires companies to file current and periodic reports with the SEC pursuant to Sections 13(a)[36] or 15(d)[37] of the Exchange Act if they have: (a) securities listed on a national securities exchange; (b) securities registered under
Section 12(g) of the Exchange Act; or (c) a registration statement that has become effective under the Securities Act of 1933.

         Generally, neither the Bankruptcy Code nor the federal securities laws provide an exemption from the periodic reporting requirements of Exchange Act for companies that are otherwise required to file periodic reports and have filed for bankruptcy protection. However, in an SEC Staff Legal Bulletin,[38] the Staff advised that under certain circumstances it would accept, instead of annually and quarterly reports on Form 10-K and Form 10-Q filings the monthly reports an issuer must file with the Bankruptcy Court under Bankruptcy Rule 2015. The issuer

____________________

[35]     15 U.S.C.ss. 78a et seq.

[36]     15 U.S.C. ss. 78m(a).

[37]     15 U.S.C. ss. 78o(d).

[38]     Securities and Exchange Commission, Division of Corporation Finance
         (CF), Staff Legal Bulletin No. 2, April 15, 1997.

must file each Bankruptcy Rule 2015 monthly report with the SEC on a Form 8-K within 15 calendar days after the monthly report is due to the Bankruptcy Court.[39]

         The April 1997 SEC Staff Legal Bulletin cited to the June 1972 Exchange Act Release No. 9660 (the "Release"), which addressed how the Exchange Act reporting requirements apply to companies required to file periodic reports which have ceased or severely curtailed their operations. In the Release, the SEC stated that when not inconsistent with the protection of investors, it would modify the reporting requirements as they apply to particular issuers. This exemption from the SEC reporting requirements applies only to Form 10-K and Form 10-Q, and the company must still file timely reports on Form 8-K with the SEC.[40]

         The Release outlined the following considerations that the SEC would take into account when deciding to accept modified Exchange Act reports: (a) how difficult it is for the issuer to obtain the information necessary to complete those reports; (b) the issuer's financial condition; (c) the issuer's efforts to advise its security holders and the public of its financial condition and activities and (d) the nature and extent of the trading in the issuer's securities.

         The April 1997 SEC Staff Legal Bulletin advised that the Release provided the SEC's general position on accepting modified Exchange Act reports from issuers subject to the jurisdiction of the Bankruptcy Court. "An issuer relying on that general interpretive guidance should take all steps possible to inform its security holders and the market of its ongoing

______________________

[39]    Id.

[40]    Id.

financial condition and the status of its bankruptcy proceedings, including filing any available information with the Commission."[41]

         The April 1997 SEC Staff Legal Bulletin provided that an "issuer in bankruptcy may request a "no-action" position from the Division [of Corporation Finance]." It also outlined the information that a company must provide when seeking a "no-action" position from the SEC Division of Corporation Finance.

         Polaroid's counsel has advised that although Polaroid did not request a "no-action" position from the SEC Division of Corporation Finance, Polaroid filed its Bankruptcy Rule 2015 monthly reports with the SEC on Form 8-K. A review of the SEC database indicates that Polaroid did in fact file Bankruptcy Rule 2015 reports with the SEC on Form 8-K; however, such reports were not always filed within 15 days of being filed with the Bankruptcy Court.[42] While the Debtors filed Bankruptcy Rule 2015 reports, these reports did not include non-debtor entities so a reader of the financial information thus presented by the Debtors did not have a complete picture of consolidated Polaroid, as required by the SEC regulations.

         The Examiner notes that Polaroid maintained a data room which contained historical and projected financial information as well as other data regarding the Debtors and Polaroid's non-Debtor subsidiaries, including foreign affiliates. In fact, the data room contained 2001 audited

______________________

[41]  Id.

[42] There is no private right of action against an issuer for its failure to file Forms 10-Q and 10-K. See, e.g., Phillips v. TPC Communications, 532 F.Supp 696 (W.D. Pa. 1982), citing, In re Penn Central Securities Litigation, 494 F.2d 528 (3d Cir. 1974).

financial statements for Polaroid and its Debtor and non-Debtor subsidiaries (including foreign entities).

         Mr. Christopher Brody of Cerberus Capital Management, L.P. ("Cerberus") advised the Examiner during an informal interview that Cerberus was provided with full and complete access to the Debtors' and non-debtor subsidiaries of the Debtors' books, records, facilities and personnel. Cerberus employed a team of approximately 50 people to visit 12 worldwide locations. Cerberus withdrew from the bidding process due to, among other reasons, its belief that the purchase price was too high and did not meet Cerberus' return requirements.[43]

Conclusion

         The Examiner found that the lack of filing of SEC documents did not result in a material undervaluation or inappropriate liquidation of the Debtors' assets.

         As stated above, there was adequate disclosure to qualified prospective bidders related to Polaroid's financial condition. The Examiner notes that sophisticated buyers of distressed assets typically rely on certain information and analyses in addition to those contained in the public record, including material non-public information when permitted under confidentiality agreements.

_______________________

[43] The Examiner interviewed Michael Brown of Acquisition Partners, who claimed, as a potential interested bidder, that he was denied access to Polaroid's data room in late May, 2002. HLHZ advised that Acquisition Partners did not demonstrate to the Committee that they had the resources immediately available to consummate a transaction.

         G.   Reported Book vs. Market Value of Debtors' Assets
              -------------------------------------------------

         In his Request dated October 30, 2002, Mr. Lockwood notes "Polaroid's failure to report the fair market value of their assets in their bankruptcy filing, but instead [reporting only] the deflated book values." (Exh. 2, P. 1, para. 4 and P. 2, para. 1.) In his Request dated November 17, 2002, Mr. Lockwood asserts, with regard to the Polaroid's CFO, that:

         by his failure to make required filings with the SEC, and not listing fair market values on the original or amended bankruptcy filings, he limited the number of bidders, and with the up-to-date financial information not being reported they could not submit quality bids or a bid at all. With Mr. Flaherty's experience and knowledge, one would have to believe he intentionally did not make any of the required filings or list fair market values when filing for bankruptcy. . . Mr. Flaherty states he would not utilize any professional appraisals in valuing assets when he prepared schedules and statements for the bankruptcy filing with the court... Mr. Flaherty states if he/they believed the actual value of an asset would be higher than the nominal value (book value) he/they listed the asset with an undetermined value. . . . Mr. Flaherty is not being consistent; first he/they refused to utilize professional appraisals for an asset due to subjectivity and then utilized his/their own amateur appraisals to list assets with undetermined values.

(Exh. 3, P. 2, para. 6 - P. 3, para. 2.)


Commentary

         Bankruptcy Rule 1007(b)(1) requires a debtor (other than in a Chapter 9 case) to file schedules as prescribed by the Official Bankruptcy Forms. Substantial compliance with the

Official Bankruptcy Forms is required.[44] Official Form 6 (which includes Schedules A - J) requires a debtor to list the current market value of the debtor's interest in property.

         According to the testimony by Neal Goldman, (Exh. 109, Deposition Testimony Neal Goldman, P. 51, Lines 12 - 25 and P. 52, Lines 2 - 18), and William Flaherty, (Exh. 107, P. 105, Lines 6 - 25 and P. 106, Lines 2 - 15), Polaroid's decision to use book values in completing the Debtors' schedules of assets and liabilities submitted to the bankruptcy court was based on the advice received from the Company's professional advisors, including KZC and the Debtors' counsel. In addition, Polaroid's statements and schedules contained a lengthy disclosure describing its methodology and limitations. (Exhs. 46-66.)

Conclusion

         The Examiner found that while it is possible that the schedules of assets filed by Polaroid with the Bankruptcy Court may not have reflected the true market value of such assets or included full disclosure of its foreign assets and contained certain errors, the disclosures and schedules did not have a material impact on the liquidation of the Debtors' assets, as the qualified potential bidders had full access to the Debtors' financial and other information including a data room that contained, among other things, appraisals of the Debtor's assets. (Exh. 46.) Please refer to Section IV.H of this Report under the heading "Inconsistency with

___________________

[44] See In re Craven H. Sumerrell, 194 B.R. 818 (Bankr. E.D. Tenn. 1986); see also, In re Norman Barman, 252 B.R. 403 (Bankr. E.D. Mich. 2000). In a recent memorandum opinion in the matter of Leap Wireless International, Inc., 295 B.R. 135 (Bankr. S.D.Cal. 2003), the court ruled that schedules of assets and liabilities were improperly prepared where they listed "net book value" rather than the market value as required by Official Form 6. ("The 1991 Advisory Committee Notes to Official Form 6 state: "These schedules shall be used to comply withss.521(1) of the Code and Rule 1007 (b).")

Regard to Reported Amounts" for the reconciliation between amounts presented in the Debtors' schedules of assets and liabilities filed with the Bankruptcy Court and Polaroid's unaudited financial statements included in Polaroid's Form 10-Q for the period ended July 1, 2001. Additionally, summaries of the appraisals (prepared by the Examiner) are provided in Exhibits 40 through 45.

         H.    Inconsistency With Regard To Reported Amounts
               ---------------------------------------------

         In his Request dated November 10, 2002, Mr. Maiorelli observes that the amounts listed as Polaroid's assets and liabilities as of October 11, 2001 in the Voluntary Petitions filed on October 12, 2001, compared to the amounts of Polaroid's assets and liabilities as of October 11, 2001 included in the schedules of assets and liabilities that was filed with the Bankruptcy Court in December 2001, changed by a net of $1.24 billion. Mr. Maiorelli states that he has "seen no explanation produced for this shift and for a company of this size and type I do not think you will find one other than fraud." (Exh. 5, P. 2, para. 3.)

Commentary

         Mr. Maiorelli's analysis as of October 11, 2001 is illustrated in Table 9 (prepared by the Examiner).

         The Voluntary Petitions, which were filed on October 12, 2001, stated Polaroid's consolidated assets and consolidated debts at July 1, 2001 and not at October 11, 2001, as Mr. Maiorelli contends. The Voluntary Petitions listed as debts only bank borrowings and amounts due under the Notes. Total Polaroid consolidated liabilities at July
1, 2001 were $1.634 billion.[45] Each debtor company filed a separate schedule of assets and liabilities. (Exhs. 46-66.) The schedule of assets and liabilities referred to by Mr. Maiorelli was filed by Polaroid Corporation, the parent company, and did not include the assets and liabilities of the foreign subsidiaries, which were not included in the Chapter 11 filings. In addition, the schedules of assets and liabilities of Polaroid Corporation did not include all assets and liabilities shown on the July 1, 2001 financial statements from which the amounts listed in the voluntary petitions were taken. A reconciliation of the amounts of assets and liabilities as shown on the July 1, 2001 financial statements and listed in the voluntary petitions to the amounts at October 11, 2001 shown in the schedule of assets and liabilities when filed in Dec. 2001 is presented in Exhibit 118.

         A summary of this reconciliation is presented in Table 10 (prepared by the Examiner).

         Table 11 (prepared by New Polaroid) contains a reconciliation of Polaroid's consolidated balance sheet, as reported on the Company's July 1, 2001 Form 10-Q, with Polaroid's closing

_____________________

[45] The Bankruptcy Rules and the Local Rules of the Bankruptcy Court (collectively, the "Rules") require a Chapter 11 debtor to file schedules of assets and liabilities as prescribed by the Official Bankruptcy Forms. The Rules permit a debtor to amend its schedules of assets and liabilities at any time before its case is closed. In addition, if a debtor requesting relief under Chapter 11 of the Bankruptcy Code, and if it is also required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the debtor is required to complete Exhibit A to its voluntary petition. This Exhibit A requires the debtor to list its total assets and liabilities. Commentary to the Official Bankruptcy Forms notes that the purpose of Exhibit A to the voluntary petition is for "supplying the Securities and Exchange Commission with information it needs at the beginning stages of a chapter 11 case in order to determine how actively to monitor the proceedings." In the Exhibit A to its voluntary petition, Polaroid noted that the information provided was for Polaroid Corporation and all of its subsidiaries. In addition, Polaroid specifically stated that it did not certify the accuracy of the information provided.

balance sheet as of July 31, 2002, i.e., the Company's balance sheet immediately preceding the closing of the Sale.

Conclusion

         The Examiner found, as the above analysis indicates, the net difference of $1.24 billion in the assets and liabilities of Polaroid reflected in the voluntary petitions as compared to the amounts listed in the schedule of assets and liabilities, as reported by Maiorelli, is due to the fact that each report presents the financial information as of a different date and the categories and scope of the financial information are different in each report.

I.       Issues Concerning Certain Contingent and Intangible Assets
         ----------------------------------------------------------

         In his Request dated November 17, 2002, Mr. Lockwood notes Mr. Flaherty's reference to "certain contingent assets which may generate some cash subsequently to the closing." (Exh. 3, P.4, para. 2.) Mr. Lockwood indicates that the Debtors:

         `believe the amount of cash which they might generate is very, very de minimis'. Mr. Flaherty is alluding to cash or cash equivalents which will be derived sometime in the future for the highest bidder. These would include Deferred Tax Assets of $280.0 million and Prepaid Expenses of approximately $100.0 million he listed on his last filing with the SEC on August 9, 2001. I regret I can not provide the court with more current amounts for these accounts, but Mr. Flaherty failed to file Polaroid's financial information with the SEC after the period ended July 1, 2001. Mr. Flaherty is concealing from the court the potential cash or cash equivalent value of its intangible assets.

(Exh. 3, P. 4, para. 2.)

Commentary

         The list of items constituting "contingent assets" is presented in Table 12 (prepared by the Examiner).

         Deferred tax assets are classified as current or non-current, depending on the nature of the timing item to which they relate. As discussed above, a valuation allowance for the majority of the deferred taxes was provided in the third quarter of 2001. In addition, as noted above, the Examiner found that the valuation allowance should have been provided for at an earlier date.

         Because the sale of Polaroid was structured as a taxable sale of assets (in which the purchaser obtained an aggregate tax basis for the purchased assets equal to the aggregate purchase consideration), none of Polaroid's tax attributes passed to the Purchaser. Accordingly, the tax attributes comprising Polaroid's deferred taxes amount were of no value to the Purchaser. These tax attributes were retained by the Debtors.

         The Examiner also notes that cash of the Debtors and non-Debtor subsidiaries and affiliates was considered in the Purchase (Table 4, prepared by New Polaroid).

         The remaining prepaid expenses and other assets primarily consist of the prepayment of items such as rent, advertising, marketing, etc., in which there is little likelihood of a cash refund.

Conclusion

         The Examiner found that the Debtors' assets were made available for inspection by qualified prospective bidders, and the evidence uncovered by the Investigation did not indicate contingent assets other than those so disclosed. Since the Sale was structured as a taxable sale of assets, none of Polaroid's tax attributes passed to the Purchaser. The remaining prepaid expenses and other assets primarily consisted of the prepayment of items such as rent, advertising, marketing, etc., having little likelihood of a cash refund. It is reasonable to expect little, if any, subsequent cash from the cancellation of the various agreements, since the Sale occurred more than one year after the July 1, 2001 financial statements in which these prepaid expenses were included, and, by their very nature, such prepaid expenses most likely have been fully realized and amortized to expense before the Sale occurred.

         J.   Accounting for Treasury Stock
              -----------------------------

         In the Request dated November 10, 2002, Mr. Maiorelli raises a number of issues regarding his review of the treasury stock account of Polaroid based on information he apparently obtained from the public record. Mr. Maiorelli's concerns address several accounting issues, together with a number of issues in which he questions the intent of management as being in the best interests of the shareholders and employees of Polaroid with respect to the treasury stock transactions over this period of time.

         In summary, Mr. Maiorelli's analyses and colloquium alleges that management committed fraud in that the purpose for these treasury stock transactions was to enrich and benefit management at the expense of the shareholders and employees. He also alleges that some of these treasury stock transactions may have resulted in violations of Rules 10b-5 and 10b-6 of the Securities and Exchange Act of 1934.

         To support his analysis and conclusions, Mr. Maiorelli prepared six exhibits which he represented to be factual information with respect to such data as to periods when treasury stock transactions occurred, the number of shares acquired, the cost, the number of shares reissued under incentive programs, available amount of retained earnings, dividends and price per share. Among other things, Mr. Maiorelli contended that the treasury stock transactions were not in the best interests of the Company, its shareholders or its employees. Mr. Maiorelli concludes that the information he presents shows that despite continued losses, there were excessive distributions to officers and directors and that through attrition, effective control of the Company had been transferred from the stockholders to management.

         With regard to Polaroid's treasury stock accounting, Mr. Maiorelli's presentation appear to identify three issues which are summarized as follows:

         1) Mr. Maiorelli questions whether the cost method or par value method should be used in accounting for treasury stock. Polaroid used the cost method. (Exh. 5, P. 6, para. 5.)

         2) Mr. Maiorelli argues that (i) possibly expensing the issuance of the treasury stock at market value when, if it had been issued out of non-issued stock, it would have been expensed at the book value of the shares, an additional tax liability is avoided and (ii) if the cost method is used, a stepped-up tax deduction is taken. (Exh. 5, P. 6, para. 1 and para. 5.)

         3) Mr. Maiorelli states that his report does not include other distributions during that period, for example, a $2.2 million distribution indicated by SEC filing as Profit Sharing during the 10/12/2001 -5/5/2002 period while the Debtors were in Chapter 11. (Exh. 5, P. 9, para. 13.)


Commentary

         Issue 1
         -------

         Mr. Maiorelli implies that Polaroid had the option of accounting for the purchase of the treasury stock using either the cost method or the par value method. Accounting literature clearly states that the cost method is to be used and does not provide for the par value method as an alternative. ARB 43, Chapter 1B "Treasury Stock" states that when a corporation's stock is acquired for purposes other than retirement (formal or constructive), or when ultimate disposition has not yet been decided, the cost of acquired stock may be shown separately as a deduction from the total of capital stock, capital surplus and retained earnings, or may be accorded the accounting treatment appropriate for retired stock.


(Exh. 67, chapter 1B.)

Conclusion regarding Issue 1

         The Examiner found that Polaroid accounted for treasury stock transactions using the cost method, which was in accordance with GAAP. Mr. Maiorelli's methodology was not consistent with GAAP.

         Issue 2
         -------

         The deductibility for tax purposes of the value of the treasury stock issued in satisfaction of incentive stock awards is determined by
Section 83 of the Internal Revenue Code "Property Transferred In Connection With Performances Of Services." In accordance with Section 83, the fair market value of the stock[46] over the amount paid is charged to expense irrespective of whether the shares are issued out of treasury or are previously unissued shares. The timing of the deduction is based on when the recipient is required to report this amount as income. The

_____________________

[46] This is determined without regard to any restriction other than a restriction which by its terms will never lapse.

amount reported as income by the recipient and the amount deducted by the Company is determined in the same manner.

Conclusion regarding Issue 2

         If as suggested by Mr. Maiorelli, unissued stock rather than treasury stock had been issued for the incentive stock awards, both the tax and the accounting determinations would have been the same. Under each alternative, both the amount deducted for tax purposes and the amount charged to expense for book purposes is based on the fair market value of the stock at the date of issuance, not on whether the shares in question were from treasury stock or unissued.

         Issue 3
         -------

         Based on financial statements provided to the Examiner by the Debtors, there were no distributions of treasury stock by Polaroid from October 12, 2001 to July 31, 2002. There were, however, $75.4 million of treasury stock issued from January 1, 2001 to July 1, 2001 and an additional $126.9 million of treasury stock issued from July 1, 2001 to September 30, 2001 for a total of $202.3 million. Of this amount, $184.1 million was issued to the ESOP and $18.1 million was issued in connection with compensation and stock incentive plans.

Conclusion

         The Examiner found that Polaroid's accounting for treasury stock was appropriate. The alleged issues respecting use of treasury stock as a corporate finance tool -- including allegations as to whether the issuance of additional shares to raise capital rather than incurring additional debt would have been a viable and preferable alternative financing strategy for Polaroid and

Mr. Maiorelli's concerns regarding Polaroid's corporate governance and management incentive programs -- fall outside of the scope of the Investigation as defined by the Examiner Order.

         K.   No Need for Chapter 11 Based on Projected 2001 Cash Flow
              --------------------------------------------------------

         In his Request dated October 30, 2002, Mr. Lockwood asserts that based on the cash flow projections for the period from July 1, 2001 through December 31, 2001 prepared by Mr. Lockwood, "Polaroid would have had a positive cash flow and no need to default on the bond interest payments or declare bankruptcy even if the Company did not reflect a profit for the period." According to Mr. Lockwood, the aforementioned forecast was developed "utilizing the worst case scenario of consistent [sic] poor management." (Exh. 2, P. 2, para. 2.)

Commentary

         A summary of Mr. Lockwood's cash flow projection compared to the actual cash flow for the period July 1, 2001 to December 31, 2001 is provided in Table 13 (prepared by the Examiner).

         That Examiner noted that Polaroid's cash increased from $94.0 million at July 1, 2001 to $218.0 million at December 31, 2001, an increase of $124.0 million. A summary of this increase for the period July 1, 2001 to December 31, 2001 is presented in Table 14 (prepared by the Examiner).

         Although, based on the data contained in Table 13, it may appear that Polaroid could have had sufficient cash to make interest payments required to be made through the end of 2001 under its Notes and Credit Agreements of approximately $34 million (including bond interest payments of approximately $26 million due in July and August, 2001), as of July 1, 2001 Polaroid had approximately $357.0 million of borrowings under its Credit Agreement and the U.K. Credit Agreement that were scheduled to mature on December 31, 2001, and $150.0 million of borrowings under the 2002 Notes that were scheduled to mature on January 15, 2002. Thus, in addition to the interest payments under the Notes and the Credit Agreements, Polaroid was required to repay, through January 15, 2002, approximately $507 million in maturing debt obligations.

         The data provided in Table 13 above indicates that, absent the ability to refinance such obligations, Polaroid would not have had sufficient cash to repay the aforementioned $507 million in borrowings on their scheduled maturity dates.

         Moreover, the minutes of the Board's May 8, 2001 meeting (Exh. 83, Finance Committee Minutes, Polaroid's Board of Directors, May 8, 2001, P. 3, NP 08832) appear to indicate that the Lenders were not prepared to extend the terms of the facilities, given the deterioration in the Company's operating and financial performance and prospects, and the apparent tightening of the lending standards in the bank market at the time (see also Exh. 114, P. 28, Lines 3 - 25, P. 29 - 31, P. 32, Lines 2 - 9).

         Mr. Kaufman testified that "my understanding as a Board Member is that the commercial banks led by JP Morgan Chase refused to what is called roll over a credit line . . ." (Exh. 110, P. 40, Lines 13 - 16.) In discussing the dynamics of Polaroid's interaction with the Lenders and the events preceding Polaroid's Chapter 11 filing, Mr. Kaufman further stated:

         The banks told us clearly that if we paid [interest due in July-August 2001 on Polaroid's bonds then outstanding], they would not renew the credit line and that only if we passed on the interest payment would they even consider rolling over the credit line. After much discussion, the Board approved management's recommendation that we skip those interest payments. I would say it was a matter of great discussion at the Board because we had the cash available, and the forecasts from the finance department and the treasury department were that we would have cash available, and that if we could roll over the credit line, we had the cash available to continue running the company, but if the banks refused to renew the credit line, we would have -- we would be out of business, we would have to file Chapter 11. This was all discussed at the Board meeting in early July, and I would say with reluctance the Board approved management's recommendation that the interest payments be skipped knowing full well that that would cause the bondholders to declare the company in default and would start a string of lawsuits, the ultimate outcome of which would be ultimately unpredictable, and in the event, that is even having skipped the interest payments the banks eventually refused to renew the credit line... by early October [of 2001] it was clear that we could not expect the cash flow we had expected from the normal fourth quarter and that we would not have the money to continue without the banks and the banks refused to provide the money.

(Exh. 110, P. 41, Lines 12 - 25, P. 42, Lines 2 - 15, P. 43, Lines 21 - 25 and
P. 44, Line 2.)

         The relevant documents reviewed in the course of the Investigation
- Exh. 84, Polaroid, Materials Prepared for Discussion, February 16, 2000, 5136-5170; Exh. 85, Precedent Private Investments; Exh. 86, Polaroid,
Capital Markets Update, October 4, 2000, 5177-5214; Exh. 87, Finance Committee Minutes, May 16, 2000, NP 09058; Exh. 88, Finance Committee Minutes, June 26, 2000, Pp. 3 - 4, NP 09061 - NP 09062; Exh. 89, Finance
Committee Minutes, September 18, 2000, Pp. 4 - 5, NP 09066 - NP 09067; Exh. 90, Finance Committee Minutes, December 11, 2000, Pp. 2 - 3, NP 09069 - NP 09070; Exh. 91, Board Minutes, June 27, 2000, P. 6, NP 09117; Exh. 92,
Board Minutes, September 19, 2000, P. 5, NP 09124; Exh. 93, Board Minutes, November 17, 2000, P. 4, NP 09133 and Exh. 94, Board Minutes, December 12, 2000, P. 5, NP 09139 - indicate that in the course of 2000, Polaroid and its advisors considered a number of outside capital sources, including private and public debt, equity and convertible financings. The Investigation established that, beginning in January 2001 at the latest, Polaroid had engaged in a process aimed at obtaining sufficient outside financing to repay its obligations coming due under the credit agreements and the notes. In this process, Polaroid was assisted by DKW (as discussed above).
However, this refinancing process failed.

         Based on Polaroid's and DKW's review of the Company's prospects and capital markets conditions, which existed in early 2001, a determination was made at the time that re-financing should be sought in the asset-based lending market (Exh.114, P. 28, Lines 18 - 23.)

         According to the testimony of Mr. Tuchman of DKW (Exh. 115, P. 74, Lines 14 - 25, P. 75, Lines 2 -14) and Mr. Geer, of HLHZ, (Exh. 108, P. 148, Lines 21 - 25, P. 149, Lines 2 - 19), given the degree of uncertainty surrounding Polaroid's prospects during the period from early 2001 to the Filing Date, public equity markets, in particular, were effectively closed for Polaroid at the time.

         Based on the input obtained in the course of the exploration of the asset-based lending alternative from a number of major asset-based lenders - such exploration being accompanied by the continuing deterioration of Polaroid's operating and financial performance - the Company and its advisors ultimately determined that Polaroid's asset base was inadequate to support borrowings sufficient to meet the refinancing requirements (for a more detailed discussion as to the time line of Polaroid's efforts at refinancing, see Section IV.C of this Report).

Conclusion

         The Examiner found that it was not necessary for Polaroid to default on its Notes in order to file for protection under Chapter 11 of the Bankruptcy Code. The more critical issue for Polaroid was the maturity of its approximately $350 million senior bank debt on December 31,

2001 and $150 million of Notes in early 2002, and, as noted above, Polaroid failed in its refinancing efforts.

         L.  Other Allegations Contained in the Requests
             -------------------------------------------

         In his Request dated November 10, 2002, Mr. Maiorelli asserted that "a case for the conversion of assets for the benefit other than the shareholders should be investigated." (Exh. 5, P. 8, para. 1.) Mr. Maiorelli further stated that "the agenda of management was long-standing and in opposition of the best interests of the shareholders, despite the published reports proffered to the SEC." (Exh. 5, P. 8, para. 1.)

         In his Request dated November 17, 2002, Mr. Lockwood stated with regard to the transcript of the June 12, 2002 hearing that "Mr. Flaherty is concealing from the court the ability of management to obtain additional equity during 2000 and 2001 by selling all or part of the 29,895,575 shares of treasury stock the Company owned." (Exh. 3, P. 3, para. 6.) Mr. Lockwood, in his Request dated December 16, 2002, stated that he is:

         unable to understand ... why Polaroid's CEO and Board of Directors issued the new notes for $573.5 million and borrowed under credit agreements $364 million during 1997, 1998, and 1999. If they would have sold a portion of the 29,894,724 shares of Treasury Stock they held as of January 1, 1996, they could have retired all of the outstanding notes and never incurred the credit agreements... By selling less than 50 percent of the Treasury Stock during 1996 and 1997 Polaroid could have obtained approximately $600 million in cash and eliminated all of the outstanding long-term debt and by this elimination would have saved approximately $240 million in future interest payments for the period of 1997 through 2000.

(Exh. 4, P. 1, para. 5 - 6, P. 2, para. 1.)

         In this same letter, Mr. Lockwood asserted, with regard to the stock repurchases by Polaroid in 1996-1998, that:

         the retired 1997, 1999, and 2001 notes were issued originally to fund the ESOP, employee stock ownership plans, and undertake a stock repurchase plan to thwart a takeover attempt during the late 1980's, and now with that threat eliminated there was no need to retain approximately 30 million shares of Treasury Stock and absolutely no need to purchase the additional 3.5 million shares for $146.5 million during the period 1996 through 1998.

         If the CEO and Board of Directors had elected to sell Treasury Stock during 1996 and 1997, Polaroid would have become a debt free company and would have shown a profit of approximately $109 million after management charged off $367.7 million in restructuring costs during the same time frame.

(Exh. 4, P. 2, para. 2 - 3.)

         Again, in the same letter to the Bankruptcy Court, Mr. Lockwood stated that he was:

         forced to believe that the CEO and Board of Directors made the decision during 1996 not to become a debt free company, but knowingly continued increasing long-term and short-term debt to a point in time where the Company would no longer maintain a positive cash flow and would have to declare bankruptcy for protection from its creditors.

(Exh. 4, P. 2, para. 4.)

Commentary and Conclusion

         The above allegations concern Polaroid's corporate governance, financial strategies (including utilization of borrowings, treasury stock transactions and dividend policies) and management incentive programs.

         Such allegations fall outside of the scope of "accounting methods, accounting practices or accounting irregularities" and, accordingly, are not addressed in this report.

         M.  Certain Other Issues Identified by the Examiner
             -----------------------------------------------

             1. Payments to Polaroid's former Chairman of the Board and CEO, Gary DiCamillo
                  -------------------

         The Investigation indicated that certain one-time payments were authorized by Polaroid's Board of Directors and made to Polaroid's then Chairman of the Board and CEO.

         First, a special one-time payment in the amount of approximately $1.4 million was made in July 2001. (Exh. 95, Board Minutes, July 9, 2001, P. 5, NP 08973.) According to the testimony, the payment represented a retention payment. (Exh. 107, P. 86, Lines 23 - 25, P. 87, Line 2,) Mr. Kaufman testified that:

         The [Board] minutes are quite fulsome on the point as to the facts and the concern that if bankruptcy was going to be a possible outcome, that it would be crucial to retain the CEO...and we felt that Mr. DiCamillo was absolutely critical to the process of restructuring and that under bankruptcy many of the benefits that Mr. DiCamillo had anticipated receiving as part of coming to Polaroid and leaving his prior position would be wiped out.


(Exh. 110, P. 160, Lines 7 - 10, 22 - 25, P. 161, Lines 2-4.)

         The Investigation indicated that other severance and retention program payments were made to other employees of Polaroid.

         Payment of up to $25,000 was made for legal counsel with the purpose of assisting Mr. DiCamillo in protecting his interests in a potential bankruptcy filing (Exh. 96, Board Minutes, October 1, 2001, Pp. 4 - 5, NP 08952 - 08953). According to the testimony of Mr. Kaufman:

         The banks, which is the debtor in possession lenders, were making demands regarding what are called retention payments for management as well as - well, that's the one thing I specifically remember, and the bank had refused to approve the retention program that the Board of Directors had sought to put in place, not just for senior management, but for the next level down. It was our view that the banks at that point in time were taking a very, very hard approach to Mr. DiCamillo's situation and that it was possible that the banks were going to - we thought it was possible and Mr. DiCamillo thought it was possible that the banks were going to in a sense attack other rights he might have as a CEO and employee under his employment contract and other things and that he might require representation to protect himself. We did not want him to have his attention distracted from the core problem of keeping the company moving along the track and wanted him not to be worrying about time spent or uncertainty for him and his family personally.


(Exh. 110, P. 165, Lines 19 - 25, P.166, Lines 2 - 18.)

         The Examiner noted other Polaroid employees received retention payments during this period, however none of these payments approached the amount paid to Mr. DiCamillo.

                2.   Disclosure of Polaroid Management Ownership in New Polaroid
                     -----------------------------------------------------------

         Based on the Investigation, it appears that at around the time of the auction at the latest, OEP intended to allocate, at some point in time, a certain portion of equity in New Polaroid to New Polaroid's management. (Exh. 97, Polaroid Model 7-1-2002, KZC-PRD 0014027-0014063.) A number of senior managers of Polaroid, including Mr. Goldman, Mr. Flaherty, Ms. Bolotin, Gianfranco Palma, Donald M. Halsted III, Cornelia McGilvray, Arthur Braunstein and Julie O. Petrini, who have continued as senior managers of New Polaroid. (Exh. 98, New Polaroid Organizational Charts, NP 08111-08112.) In addition, Stanley Roth, who was the Chairman of the Creditors' Committee, has received equity in New Polaroid in his capacity as a board member.[47] Based on the Investigation, including Exh. 99 (Dechert Letter Response to the Examiner's Request for Information Concerning Management Equity Ownership in New Polaroid, Dechert), all of the aforementioned individuals did, in fact, own restricted equity in New
Polaroid as of June 6, 2003. (Exh. 99.)[48]

         According to the testimony by Mr. Goldman, his employment contract with New Polaroid was negotiated the day before the closing of the Sale, i.e., on July 30, 2002. (Exh. 109, P. 85, Lines 8 - 11.) Furthermore, according to Mr. Goldman's testimony, Mr. Flaherty's employment agreement with the purchaser was negotiated at the same time as Mr. Goldman's own agreement, i.e., on July 30, 2002. (Exh. 109, P. 100, Lines 6 -11.) According to Mr. Flaherty's testimony, New Polaroid's interest in hiring Mr. Flaherty was communicated to Mr. Flaherty some time in June 2002, i.e., prior to the date of the Auction. (Exh. 107, P. 156, Lines 22 - 25 and P. 157, Lines 1 - 25.)

         According to Mr. Goldman's testimony, while the issue of equity participation was raised by Mr. Goldman in the course of the aforementioned negotiations on or about July 30, 2002, his equity participation in New Polaroid was not offered by OEP at the time and was not included as part of Mr. Goldman's employment contract with New Polaroid negotiated at the time. (Exh. 109, P.102, Lines 3 - 7.) According to Mr. Goldman's testimony, he heard for the first

_______________________

[47] As previously disclosed, Mr. Roth resigned from the Creditors' Committee in order to serve on New Polaroid's board of directors.

[48] This Exhibit has been redacted to only disclose those members of Polaroid's management that are equity holders of New Polaroid. The Examiner has seen an unredacted version and notes the remaining holders are members of OEP, New Polaroid or New Polaroid's board of directors.

time of a "possibility" of him owning the stock in New Polaroid a few months after closing of the Sale, i.e., late in the fall of 2002. (Exh. 109, P. 84, Lines 13 - 21.)

         According to Mr. Flaherty's testimony, the first conversation that Mr. Flaherty had with New Polaroid about having an equity stake in New Polaroid occurred some time after the Bankruptcy Court approved the Sale but prior to the closing of the Sale, i.e., in July of 2002. (Exh. 107, P.159, Lines 19 - 25 and P. 160, Lines 1 - 21.) In the course of that discussion, Mr. Flaherty was informed that New Polaroid would be interested in giving equity to certain members of the management of New Polaroid, but the amount of that equity stake was not determined at the time. Id.

         Based on the Investigation, equity awards to the management of New Polaroid have all been made following the Sale as part of ordinary compensation arrangements. (Exh. 99, P. 2.) Elsewhere in his testimony, Mr. Goldman stated that he was asked by OEP to do some modeling on equity participation by management in the fall of 2002, i.e., some time after the closing of the Sale. (Exh. 109, P. 101, Lines 8 - 10.) According to Mr. Flaherty's testimony, he learned what his equity stake in New Polaroid would be in February 2003 from a letter from Polaroid Holding Company. (Exh. 107, P. 161, Lines 8 - 18.)

         The Investigation is inconclusive as to when discussions of a general nature began regarding potential equity participation by the management in New Polaroid, and in particular, whether such discussions took place prior to the date of the Sale Order.

V.       Conclusion
         ----------

         This Report constitutes the results of the Investigation. The findings and conclusions contained herein are those solely of the Examiner, and are the only authorized findings and conclusions relating to or resulting from the Investigation.

Dated:    New York, New York
          August 22, 2003

                                                     Respectfully submitted,


                                                     /s/ Perry M. Mandarino
                                                     --------------------------
                                                     Perry M. Mandarino, CPA
                                                     Examiner

Of Counsel:

PROSKAUER ROSE LLP
Michael E. Foreman, Esquire
Leon P. Gold, Esquire
James D. Meade, Esquire
James K. Landau, Esquire
1585 Broadway
New York, NY 10036-8299
Telephone:  (212) 969-3000
Facsimile:   (212) 969-2900

And

PACHULSKI, STANG, ZIEHL, YOUNG,
JONES & WEINTRAUB P.C.
Laura Davis Jones (Bar No. 2436)
Dean Ziehl, Esquire
Rachel Lowy Werkheiser (Bar No.3753)
919 N. Market Street, 16th Floor
P.O. Box 8705
Wilmington, DE  19899-8705  (Courier 19801)
Telephone:  (302) 652-4100
Facsimile:   (302) 652-4400

                                    TABLE 1
                                    -------

                           (Prepared by the Examiner)
                               (US$ in Millions)

Net Historical Book Value as of 7/31/02 of Polaroid's Assets Sold to the Purchaser - Before and After SFAS 144 Adjustment (a) (b)

-----------------------------------------------------------------------------------------------------------
                                          Per Polaroid's
                                         Unaudited Balance
                                        Sheet as of 7/31/02                             Per Polaroid's
                                          Before SFAS 144           SFAS 144            Adjusted Balance
                                            Adjustment             Adjustment          Sheet as of 7/31/02
                                            ----------             ----------          -------------------
Current Assets
    Cash and Equivalents                      $  64(c)                                      $  64(c)
    Receivables                                  80                                            80
    Inventories                                 207                                           207
    Prepaid Expenses & Other Assets              28                                            28
       Total Current Assets                     379                                           379
                                            ----------                                 -------------------

Net Property, Plant and Equipment               318                   (318)                     0
Deferred Tax Assets                               4                                             4
Other Assets                                     43                                            43
       Total Assets                            $744                                          $426

-----------------------------------------------------------------------------------------------------------

(a) As per Exh. 22 (Polaroid Holding Company Consolidated Balance Sheet, Reconciliation of Oldco Closing to Newco Opening, NP 08113) and footnote 1 to the draft unaudited financial statements contained in the New Polaroid's Draft Form 10 dated as of July 16, 2003 (Exh. 100,
         P. 63).

(b) SFAS 144 adjustment to Polaroid's books to recognize the impairment to the carrying value of Polaroid's long-lived assets. The related audit took place during April - June of 2003 and the SFAS 144 adjustment on the books of Polaroid was recorded retroactively as of the second quarter of 2002 as required by GAAP (see Exh. 100, P. 64).

(c) Calculated as $201.1 MM closing cash balance of Polaroid as of 7/31/02 (see Table 4) minus approximately $136.8 MM of available cash in the acquired assets (as disclosed in Footnote 1 to the draft unaudited financial statements contained in Polaroid Holding Company's Draft Form 10 dated as of July 16, 2003 (Exh. 100, P. 63).

                                     TABLE 2
                                     -------

                           (Prepared by the Examiner)


                                (US$ in Millions)


               Total Adjusted Consideration for Polaroid's Assets
                        Acquired in the Sale (a) (b) (c)


        -------------------------------------------- -----------------
                                                     $        60
        Cash Contribution by OEP (d)
        -------------------------------------------- -----------------
                                                             224
        Assumed Liabilities
        -------------------------------------------- -----------------
        Value of Equity to Estate (e)                         32
                                                     ---------------
        -------------------------------------------- -----------------

        Total Consideration                          $       316
                                                     ===============
        -------------------------------------------- -----------------


(a) Approximately $136.8 million of cash, constituting acquired asset, was used to satisfy a portion of the purchase price.

(b) Excludes OEP's obligation: (i) in excess of $4MM included in Assumed Liabilities, to "back-stop" a certain portion of administrative claims and other estate wind-down expenses in excess of $27 million; (ii) provide fixed price protection for certain percentage of the New Polaroid equity to the estate to fund administrative claims and other estate wind-down costs if such administrative claims and wind-down costs are to exceed $37 million.

(c) Based on data provided in Footnote 1 to draft unaudited financial statements contained in Polaroid Holding Company's draft Form 10 dated as of July 16, 2003 (Exh. 100, P.63).

(d) Giving effect to the issuance of equity to the estate, OEP acquired 65% of the Purchaser's equity.

(e) Represents implied value of the 35% equity stake in the Purchaser issued to the estate as calculated based on the $60 MM valuation of OEP's 65% stake in the Purchaser.

                                    TABLE 3
                                    -------

                          (Prepared by New Polaroid)
                               (US$ in Millions)



Summary of the Sale

Note: Data and accounting terminology used in this table have been obtained from the draft unaudited financial statements (footnote 1) contained in Polaroid Holding Company draft Form 10 dated as of July 16, 2003 (Exh. 100).

----------------------------------------------- -------------------------
Assets and Liabilities at Fair Value
----------------------------------------------- -------------------------

----------------------------------------------- -------------------------
Cash                                                     $201.1
----------------------------------------------- -------------------------
Accounts Receivable                                        81.4
----------------------------------------------- -------------------------
Inventory                                                 212.8
----------------------------------------------- -------------------------
Other Current Assets                                       50.0
----------------------------------------------- -------------------------
Non-current Assets                                         39.1
                                                     -----------------
----------------------------------------------- -------------------------
   Total Assets Purchased                                 584.4
---------------------------------------------- -------------------------

----------------------------------------------- -------------------------
Payables and Accruals                                     130.7
----------------------------------------------- -------------------------
Other Current Liabilities                                  45.4
----------------------------------------------- -------------------------
Other Non-current Liabilities                              48.0
                                                     -----------------
----------------------------------------------- -------------------------
  Total Liabilities Assumed                               224.1
                                                     -----------------
----------------------------------------------- -------------------------

----------------------------------------------- -------------------------
Net Assets Purchased at Fair Value                        360.3
----------------------------------------------- -------------------------
Less Extraordinary Gain                                   122.6
                                                     -----------------
----------------------------------------------- -------------------------

----------------------------------------------- -------------------------
Cost of Acquisition (a)                                  $237.7
                                                     =================
----------------------------------------------- -------------------------


(a) The Cost of Acquisition consists of the cash consideration of $196.8 million, including approximately $136.8 million of available cash which constituted an acquired asset and was used at closing to satisfy a portion of the purchase price used to reduce the Debtors' secured bank indebtedness, issuance of stock valued at $32.3 million and direct costs of $8.6 million.

                                    TABLE 4
                                    -------

                          (Prepared by New Polaroid)
                                 (US$ in '000)

Reconciliation of Cash between Polaroid (Pre-Closing) and the Purchaser

------------------------------------------------------------------------------
                                                U.S.        Int'l   Worldwide
                                            ----------- ---------- -----------
Polaroid cash 7/31/02, pre-closing           162,227      41,085    203,312
Reclass restricted cash                         (360)     (2,800)    (3,160)
Adjust for uncleared checks                      909           -        909
Adjusted 7/31/02 Polaroid cash, pre-closing  162,776      38,285    201,061
------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                       Note (A)
                                                                                -------------------------
Add:                                                                               From            To
----------------------------------------                                        -----------     ---------
OEP Equity investment                           49,966           -     49,966        OEP            OpCo
OEP Equity investment from escrow               10,033           -     10,033       Holdco          OpCo
OEP term loan borrowing                         20,000           -     20,000    OpCo lenders       OpCo
                                             ---------     ---------  --------

Deduct payment of purchase price:
Secured bank loan repayment                   (178,000)          -   (178,000)       OpCo      Secured Lenders
Estate cash in escrow                          (14,026)          -    (14,026)       OpCo       Estate escrow
Estate cash in tax escrow                       (4,730)          -     (4,730)       OpCo       Estate escrow
                                             ---------     ---------  --------

Deduct fees and expenses paid at closing:
Citibank and BofA                               (3,549)          -     (3,549)       OpCo         Citicorp
OEP closing fee and expenses                    (5,250)          -     (5,250)       OpCo            OEP
OEP prorated management fee                       (105)          -       (105)       OpCo            OEP
Title company charges                             (100)          -       (100)       OpCo         Fidelity
Legal fees                                      (2,500)          -     (2,500)       OpCo          Dechert
                                             ---------     ---------  --------

Deduct other Purchaser payments:
Insurance                                       (1,493)          -     (1,493)
Collateral customs and free trade zone bonds      (650)          -       (650)
                                             ---------     ---------  --------

Purchaser cash, 8/1/02 audited balance sheet    32,372      38,285     70,657
                                             ==========    =========  =========

----------------------------------------------------------------------------------------------------------------

Source:
Schedule produced to the Examiner by New Polaroid included herein as Exh. 23 (Cash Reconciliation: Oldco to Newco).

Defined Terms:
OEP: One Equity Partners, LLC
Holdco: OEP Imaging Corporation
OpCo: OEP Imaging Operating Corporation
Polaroid: Polaroid Corporation
Secured Lenders: Polaroid's Secured Lenders
JP Morgan: JP Morgan Chase (Escrow Agent)
Citicorp: Citicorp USA, Inc.
BofA: Bank of America
Fidelity: Fidelity National Title Insurance Company
Dechert: Dechert

                                     TABLE 5
                                     -------

                           (Prepared by the Examiner)
                                (US$ in Millions)

        ----------------------- --------------------------------------
                 Year           Income (Loss) Before  Taxes
        ----------------------- --------------------------------------
                 1992                         $  163.1
        ----------------------- --------------------------------------
                 1993                            101.7 (a)
        ----------------------- --------------------------------------
                 1994                            160.7
        ----------------------- --------------------------------------
                 1995                           (201.4)
        ----------------------- --------------------------------------
                 1996                             31.2 (b)
        ----------------------- --------------------------------------
                 1997                           (191.9)
        ----------------------- --------------------------------------
                 1998                            (38.9)
        ----------------------- --------------------------------------
                 1999                             13.4
        ----------------------- --------------------------------------
                 2000                             57.9
                                          ====================
        ----------------------- --------------------------------------
                Total                        $    95.8
        ----------------------- --------------------------------------


(a)   Before extraordinary loss of $119.2 million, net of tax.

(b)   Before extraordinary loss of $ 56.1 million, net of tax.



                                    TABLE 6
                                    -------

                          (Prepared by the Examiner)
                               (US$ in Millions)

------------------ ----------------------------------------- ------------------------------------------
                                    Sales                                  Income (Loss)
                                                                           Before Taxes
------------------ ----------------------------------------- ------------------------------------------
-                          1999                 2000                   1999                 2000
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 1                     $379.0               $403.4                $(47.4)                $(2.1)
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 2                      486.8                487.8                  22.7                  41.0
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 3                      463.0                458.2                  (5.7)                 28.2
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 4                     $649.8               $506.2                 $43.8                 $(9.2)
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------ ------------------------------------------
                                    Sales                                  Income (Loss)
                                                                           Before Taxes
------------------ ----------------------------------------- ------------------------------------------
                          2000                 2001                   2000                 2001
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 1                     $403.4               $330.8                 $(2.1)             $ (139.8) (a)
------------------ -------------------- -------------------- ----------------------- ------------------
Qtr 2                      487.8                333.5                  41.0                 (51.4)
------------------ -------------------- -------------------- ----------------------- ------------------


(a)   Includes a restructuring charge of $80.0.

                                    TABLE 7
                                    -------

                          (Prepared by the Examiner)
                               (US$ in Millions)

---------------------------------------- ------------------- ------------------ ----------------- --------------------
                                           Dec. 31, 2000       April 1, 2001      July 1, 2001     Sept. 30, 2001(a)
---------------------------------------- ------------------- ------------------ ----------------- --------------------
Short-term Debt:
----------------
---------------------------------------- ------------------- ------------------ ----------------- --------------------
Amended Credit Facility                         $320.0             $320.0              $310.0            $330.0
---------------------------------------- ------------------- ------------------ ----------------- --------------------
U.K. Credit Agreement                             30.4               45.8                46.6              48.4
---------------------------------------- ------------------- ------------------ ----------------- --------------------
Short-term Lines of Credit                        13.3                9.6                18.1               5.7
---------------------------------------- ------------------- ------------------ ----------------- --------------------
6.75% Notes due Jan. 15, 2002                      -                150.0               149.8             150.0
---------------------------------------- ------------------- ------------------ ----------------- --------------------
11.5% Notes due Jan. 15, 2006                      -                   -                  -                 -
---------------------------------------- ------------------- ------------------ ----------------- --------------------
7.25% Notes due Jan. 15, 2007                      -                   -                  -               148.9
---------------------------------------- ------------------- ------------------ ----------------- --------------------
Total Short-term Debt                            363.7               525.4              524.5             958.0
---------------------------------------- ------------------- ------------------ ----------------- --------------------

---------------------------------------- ------------------- ------------------ ----------------- --------------------
Long-term Debt:
---------------
---------------------------------------- ------------------- ------------------ ----------------- --------------------
6.75% Notes due Jan. 15, 2002                    149.7                -                   -                 -
---------------------------------------- ------------------- ------------------ ----------------- --------------------
11.5% Notes due Jan. 15, 2006                    275.0              275.0               275.0               -
---------------------------------------- ------------------- ------------------ ----------------- --------------------
7.25% Notes due Jan. 15, 2007                    148.9              148.9               148.9               -
---------------------------------------- ------------------- ------------------ ----------------- --------------------
Total Long-term Debt                             573.5              423.9               423.9
---------------------------------------- ------------------- ------------------ ----------------- --------------------

---------------------------------------- ------------------- ------------------ ----------------- --------------------
Total Debt                                      $937.2             $949.3              $948.4            $958.0
---------------------------------------- ==================  ================== ================= ====================



(a) As per Exhibit 81.

                                    TABLE 8
                                    -------

                          (Prepared by the Examiner)
                               (US$ in Millions)

--------------------------- ------------------------- -------------------------
          Period                   Net Sales                Gross Margin
--------------------------- ------------------------- -------------------------
      2nd Qtr. 2000                   $488                     46.4%
--------------------------- ------------------------- -------------------------
      3rd Qtr. 2000                    458                     46.2%
--------------------------- ------------------------- -------------------------
      4th Qtr. 2000                    506                     36.0%
===============================================================================
      1st Qtr. 2001                    331                     35.6%
--------------------------- ------------------------- -------------------------
      2nd Qtr. 2001                    334                     27.5%
--------------------------- ------------------------- -------------------------
      3rd Qtr. 2001                    297                     19.0%
--------------------------- ------------------------- -------------------------
      4th Qtr. 2001                    298                     12.9%
--------------------------- ------------------------- -------------------------


                                    TABLE 9
                                    -------

                          (Prepared by the Examiner)
                               (US$ in Millions)

--------------------------- ------------------------------ ------------------------------
                         Voluntary Schedules of Assets
                     Petition Filed and Liabilities Filed
                                    Oct. 12, 2001                   Dec., 2001

--------------------------- ------------------------------ ------------------------------
Assets                                $  1,810                      $   715
--------------------------- ------------------------------ ------------------------------
Debt                                      (948)                      (1,087)
                            -----------------------------  ------------------------------
Net                                       $862                      $  (372)
                            -----------------------------  ------------------------------
     Net Change                       $ (1,234)
--------------------------- ------------------------------ ------------------------------

                                          TABLE 10
                                           -------

                                  (Prepared by the Examiner)
                                       (US$ in Millions)

------------------- ------------------------------------------------------------------------------------ -------------
Assets:
-------
                    Total Polaroid Consolidated Assets at July 1, 2001                                      $1,810
                    Decreases in assets resulting from operations and adjustments                             (516)
                                                                                                         -------------
                    Total Polaroid Consolidated Assets at October 11, 2001                                   1,294

                    Less assets of non-debtor companies                                                       (391)
                    Less assets of all other debtor companies, net of eliminations                              (8)
                                                                                                         -------------
                    Total Assets of Polaroid Corporation at October 11, 2001                                   895

                    Less Polaroid Corporation Assets not included in Schedule of Assets and Liabilities       (180)
                                                                                                         -------------
                    Total Assets of Polaroid Corporation included in the Schedule of Assets and            $   715
                    Liabilities at Oct. 11, 2001
                                                                                                         =============

Liabilities:
------------
                    Total Polaroid Consolidated Debt at July 1, 2001                                       $   948
                    Net increase in Consolidated Debt                                                           22
                                                                                                         -------------
                    Total Polaroid Consolidated Debt at Oct. 11, 2001                                          970

                    All Other Liabilities at Oct. 11, 2001                                                     424
                                                                                                         -------------
                    Total Polaroid Consolidated Liabilities at Oct. 11, 2001                                 1,394

                    Less liabilities of non-debtor Companies                                                   (69)
                    Less Liabilities of non-debtor Companies, net of eliminations                              (11)
                                                                                                         -------------
                    Total Liabilities of Polaroid Corporation at Oct. 11, 2001                               1,314

                    Less Liabilities of Polaroid Corporation not included in Schedule of Assets and
                    Liabilities                                                                               (222)
                                                                                                         -------------
                    Total Liabilities of Polaroid Corporation at Oct. 11, 2001                               1,092*
                                                                                                         =============

                    *(Note - the amount included in Mr. Maiorelli's report is $1,087)
------------------- ------------------------------------------------------------------------------------ -------------


                                                               TABLE 11
                                                               --------
                                                      (Prepared by the Examiner)

                Polaroid Consolidated Balance Sheet Reconciliation: 7/1/2002 to 7/31/2002 (Before SFAS 144 Adjustment)


                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
(US$ in millions)                                                           Debt/             ID Sale/
                             Unaudited     Tax      Inventory               Other      PARS    Debt       Min.     Sev.
                              7/1/01    Valuation  Liquidation Restructure  Reclass    ESOP     pmt.    Pension    pmts.
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Current assets
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Cash and cash equivalents   94                    25                                                            (13)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Receivables                 292                                                             (15)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Inventories                 440                  (88)                                        (8)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Prepaid expenses and
    other assets                114       (46)                                 5                 (7)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Total Current Assets            940       (46)       (63)          -           5         -      (30)        -       (13)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Net property, plant and         511                              (18)                           (60)
equipment
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
Deferred tax assets             282      (279)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
Other assets                     78                               (4)         (5)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Total Assets                  1,811      (325)       (63)        (22)          -         -      (90)        -       (13)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Current liabilities
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Short-term debt             525                                         (496)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Payables and accruals       260                                1        (163)       (6)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Compensation and
    benefit                      97                               49         (47)                                   (13)

    Federal, state and                                         ---------- ----------- ----------- --------- -------- ------
    foreign income taxes         21                                          (14)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Total Current Liabilities       903         -          -          50        (720)       (6)       -         -       (13)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Long-term debt                  424                                         (424)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
Accrued post-retirement         221
benefits
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
Other long-term liabilities      88                                          (79)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Total Liabilities             1,636         -          -          50       (1,223)      (6)       -         -       (13)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Prepetition liabilities                                                    1,223                (54)       54
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------
Common stockholders' equity
                                         ---------- ----------- ----------- --------- -------- --------- --------- --------
    Common stock                 75
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Additional paid-in
    capital                     297                                                   (121)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Retained earnings         1,019      (325)       (63)        (72)                           (36)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Accumulated other
    comprehensive income        (77)                                                                      (54)
                                        ---------- ----------- ----------- --------- -------- --------- --------- --------
    Less treasury stock
    at cost                  (1,139)                                                   127

    Less deferred                      ---------- ----------- ----------- --------- -------- --------- --------- -------- -
    compensation                  -
                            ---------- ---------- ----------- ----------- --------- -------- --------- --------- -------- -
Total common
stockholders' equity            175      (325)       (63)        (72)          -         6      (36)      (54)        -
                            ---------- ---------- ----------- ----------- --------- -------- --------- --------- -------- -
Total liabilities and
equity                        1,811      (325)       (63)        (22)          -         -      (90)        -       (13)
                             ---------- ---------- ----------- ----------- --------- -------- --------- --------- --------

Sources:  Exh. 22 (Polaroid Consolidated Balance Sheet, NP 08113) and Exh. 103
          (Balance Sheet Bridge October 12, 2001 to July 31, 2002)

(1)      Before SFAS 144 adjustment.


[Table 11 Continued]



                            --------- -------- -------- ------------
(US$ in millions)
                             Banks                      Unaudited(1)
                             pmts.     Depr.    Other     7/31/02
                            --------- -------- -------- ------------

Current assets
                            --------- -------- -------- ------------
    Cash and cash equivalent (127)               217        203
                            --------- -------- --------
    Receivables                                 (170)        81
                            --------- -------- --------
    Inventories                                 (140)       206
                            --------- -------- --------
    Prepaid expenses and
    other assets                                 (16)        36
                            --------- -------- -------- ------------
Total Current Assets         (127)        -     (109)       526
                            --------- -------- -------- ------------
Net property, plant and                 (81)     (17)       330
equipment
                            --------- -------- --------
Deferred tax assets                                1          4
                            --------- -------- --------
Other assets                                     (15)        55
                            --------- -------- -------- ------------
Total Assets                 (127)      (81)    (140)       915
                            --------- -------- -------- ------------
Current liabilities
                            --------- -------- --------
    Short-term debt           (45)                 6          1
                            --------- -------- --------
    Payables and accruals                         19        102
                            --------- -------- --------
    Compensation and
    benefit                                      (40)        37

    Federal, state and
    foreign income taxes                          28         11
                            --------- -------- -------- ------------
Total Current Liabilities     (45)        -       13        151
                            --------- -------- -------- ------------
Long-term debt
                            --------- -------- --------
Accrued post-retirement
benefits                                           1
                            --------- -------- --------
Other long-term liabilities                       26         32
                            --------- -------- -------- ------------
Total Liabilities             (45)        -       40        183
                            --------- -------- -------- ------------
Prepetition liabilities       (82)               (72)     1,069
                            --------- -------- -------- ------------
Common stockholders' equity
                             --------- -------- --------
    Common stock                                             75
                            --------- -------- --------
    Additional paid-in
    capital                                        3        178
                            --------- -------- --------
    Retained earnings                   (81)    (130)       532
                            --------- -------- --------
    Accumulated other
    comprehensive income                          20       (111)
                            --------- -------- --------
    Less treasury stock
    at cost                                              (1,011)

    Less deferred           -------- -------- -------- ------------
    compensation
                            -------- -------- -------- ------------
Total common
stockholders' equity            -       (81)    (107)      (337)
                            -------- -------- -------- ------------
Total liabilities and
equity                       (127)      (81)    (139)       915
                            --------- -------- -------- ------------

                                                               TABLE 12
                                                               --------

                                                      (Prepared by the Examiner)
                                                           (US$ in Millions)

-------------------------------------------------------- -------------------- ------------------- --------------------
Prepaid Expenses and Other Assets:
-------------------------------------------------------- -------------------- ------------------- --------------------
                                                            July 1, 2001        Sept. 30, 2001       Dec. 31, 2001
-------------------------------------------------------- -------------------- ------------------- --------------------
US:
---
Deferred income taxes-current                                     $59.3               $16.2                $8.7
-------------------------------------------------------- -------------------- ------------------- --------------------
Refund due to international for overpayment
of royalties                                                         -                   -                 (11.1)
-------------------------------------------------------- -------------------- ------------------- --------------------
Various prepaid expenses, e.g. insurance,
marketing, rent                                                    23.1                19.3                12.8
-------------------------------------------------------- -------------------- ------------------- --------------------
         Total                                                     82.4                35.5                10.4
-------------------------------------------------------- -------------------- ------------------- --------------------

-------------------------------------------------------- -------------------- ------------------- --------------------
International:
--------------
Pension plan assets                                                 4.9                 5.3                 5.5
-------------------------------------------------------- -------------------- ------------------- --------------------
Royalty due from U.S.                                               -                   -                  11.1
-------------------------------------------------------- -------------------- ------------------- --------------------
Various prepaid expenses, e.g. deposits,
 marketing, rent                                                   26.2                25.1                15.3
-------------------------------------------------------- -------------------- ------------------- --------------------
         Total                                                     31.1                30.4                31.9
-------------------------------------------------------- -------------------- ------------------- --------------------

-------------------------------------------------------- -------------------- ------------------- --------------------
Total Prepaid Expenses and Other Assets                          $113.5               $65.9               $42.3
-------------------------------------------------------- -------------------- ------------------- --------------------

-------------------------------------------------------- -------------------- ------------------- --------------------
Deferred Taxes - Non-Current                                     $281.8                $3.0                 -
-------------------------------------------------------- -------------------- ------------------- --------------------


                                              TABLE 13
                                              --------

                                     (Prepared by the Examiner)
                                          (US$ in Millions)

  --------------------------------- ------------------------ ------------------------ ------------------------
                                                               Mr. Lockwood's Dec.
                                          July 1, 2001             Dec. 31, 2001           Dec. 31, 2001
                                           (Actual)               (Projected)                (Actual)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Cash                              $          89.0          $          94.0          $         218.0
  --------------------------------- ------------------------ ------------------------ ------------------------
  Accounts Receivable                         291.0                    264.0                    219.0
  --------------------------------- ------------------------ ------------------------ ------------------------
  Sales                                           -                    667.0                    595.0
  --------------------------------- ------------------------ ------------------------ ------------------------
  Cost of Sales                                   -                  (458.0)                  (500.0)  (a)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Market, research, etc.                          -                  (238.0)                  (258.0)  (a)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Interest income                                 -                    50.0                         -  (b)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Interest expense                                -                   (50.0)                   (35.0)
  --------------------------------- ------------------------ ------------------------ ------------------------
       Income (loss) before other                 -                   (29.0)                  (198.0)
       items
  --------------------------------- ------------------------ ------------------------ ------------------------
                                                  -                        -          -
  --------------------------------- ------------------------ ------------------------ ------------------------
  Termination of post-retirement                  -                        -                    230.0  (a)
    benefits
  --------------------------------- ------------------------ ------------------------ ------------------------
  Restructuring charges                           -                        -                   (57.0)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Reorganization charges                          -                        -                    (6.0)
  --------------------------------- ------------------------ ------------------------ ------------------------
  Other                                           -                        -                   (44.0)
  --------------------------------- ------------------------ ------------------------ ------------------------
       Loss before tax                            -          $        (29.0)          $        (75.0)
  --------------------------------- ------------------------ ------------------------ ------------------------



(a) For financial statement purposes, the gain from the termination of the retiree post-retirement benefits was allocated 50% to cost of sales and 50% to marketing, research etc. For this presentation, the gain is shown separately and not included as a reduction of cost of sales and marketing, research etc.

(b) Interest income for 2001 was $4.0 million. Interest income for the period July 1, 2001 to December 31, 2001 was not readily available and is included in other expense.

                                   TABLE 14
                                   --------

                          (Prepared by the Examiner)
                               (US$ in Millions)


-------------------------------------------------------------------------------
Net loss                                                 $      (416.0)
-------------------------------------------------------------------------------
Gain on termination of retiree life and medical plan           (230.0)
-------------------------------------------------------------------------------
Write-off of deferred tax assets                                325.0
-------------------------------------------------------------------------------
Non-cash charges, primarily restructuring costs                 165.0
-------------------------------------------------------------------------------
Proceeds from sale of property                                   56.0
-------------------------------------------------------------------------------
Depreciation                                                     62.0
-------------------------------------------------------------------------------
Decrease in receivables and inventories                         214.0
-------------------------------------------------------------------------------
Decrease in other assets                                         94.0
-------------------------------------------------------------------------------
Decrease in liabilities                                        (105.0)(a)
-------------------------------------------------------------------------------
Repayment of debt, net                                          (21.0)
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Additions to property, plant and equipment                      (20.0)
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                                                         $        124.0
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(a)      Interest of approximately $34.0 million not paid on the Notes and
         Amended Credit Agreement and no payments made on the pre-petition liabilities. At December 31, 2001, total payables and accruals, including pre-petition liabilities, were approximately $447.0 million. At July 1, 2001, total payables and accruals were approximately $377 million.